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TABLE OF CONTENTS 2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LIQUIDIA TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

LIQUIDIA TECHNOLOGIES, INC.
419 Davis Drive, Suite 100
Morrisville, North Carolina 27560

Dear Fellow Stockholders:

              I am pleased to invite you to our 2019 Annual Meeting of Stockholders, which will be held on Wednesday, May 8, 2019, at 9 a.m. Eastern Time at our executive offices located at 419 Davis Drive, Suite 100, Morrisville, North Carolina 27560. In connection with the Annual Meeting, you will be asked to consider and vote on certain stockholder proposals which are more fully described in the accompanying proxy statement. Whether or not you plan to attend the Annual Meeting, we urge you to read the proxy statement (and any documents incorporated into the proxy statement by reference) and consider such information carefully before voting.

              On the pages after this letter, you will find the notice of our 2019 Annual Meeting of Stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice.

              Your vote at this meeting is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. If you are a stockholder of record, you may vote over the Internet or by telephone. You will find voting instructions in the notice and proxy statement and on the proxy card. If your shares are held in "street name" — that is, held for your account by a broker or other nominee — you will receive instructions from the holder of record that you must follow for your shares to be voted.

              On behalf of the Board of Directors, I thank you for your continued support of Liquidia Technologies, Inc.

Yours sincerely,
Neal Fowler Chief Executive Officer and Director

LIQUIDIA TECHNOLOGIES, INC.
419 Davis Drive, Suite 100
Morrisville, North Carolina 27560
www.liquidia.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

              NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of the holders of shares of common stock, each having a par value of $0.001 per share ("common stock"), of Liquidia Technologies, Inc. ("Liquidia" or the "Company"), will be held at 9 a.m. Eastern Time on May 8, 2019 at the Company's executive offices located at 419 Davis Drive, Suite 100, Morrisville, North Carolina 27560, to consider and take action with respect to the following:

  1.
  A proposal to elect two Class I directors to serve on the Company's Board of Directors (the "Board") for a term expiring at our 2022 annual meeting of stockholders and until their successors are duly elected and qualified, or until such director's earlier resignation, removal or death (the "Class I Director Election Proposal");

  2.
  A proposal to approve the Liquidia Technologies, Inc. 2019 Employee Stock Purchase Plan (the "ESPP Proposal");

  3.
  A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019 (the "Auditor Ratification Proposal"); and

  4.
  To transact such other business as may properly come before the Annual Meeting or any postponement or adjournments thereof.

              Holders of common stock of record at the close of business on March 15, 2019 are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

              We have provided access to our proxy materials, including our Annual Report, to each stockholder of record in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on March 25, 2019, we began mailing a Notice Regarding Internet Availability of Proxy Materials (the "Notice") to all stockholders of record as of March 15, 2019, and posted our proxy materials on the website referenced in the Notice (www.envisionreports.com/LQDA). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

By Order of the Board of Directors
Neal F. Fowler Chief Executive Officer

March 25, 2019
Morrisville, North Carolina

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND MARKING, DATING, SIGNING AND RETURNING THE PROXY CARD.

LIQUIDIA TECHNOLOGIES, INC.
419 Davis Drive, Suite 100
Morrisville, North Carolina 27560
www.liquidia.com

 PROXY STATEMENT

Mailed on March 25, 2019

Annual Meeting of Stockholders to be held at 9 a.m. Eastern Time on May 8, 2019

              This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Liquidia Technologies, Inc. (the "Company") to be used at the Annual Meeting of the holders of shares of common stock, par value $0.001 per share ("common stock"), of the Company, to be held at 9 a.m. Eastern Time on May 8, 2019 and at any postponements or adjournment thereof (the "Annual Meeting"). The time and place of the Annual Meeting are stated in the Notice Regarding Internet Availability of Proxy Materials (the "Notice") and the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. In this proxy statement, we sometimes refer to Liquidia Technologies, Inc. as "Liquidia," the "Company," "we" or "us."

              The expense of soliciting proxy cards, including the costs of preparing, assembling and mailing the Notice Regarding Internet Availability of Proxy Materials and the Notice of Annual Meeting of Stockholders, proxy statement and proxy card, will be borne by us. Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on March 25, 2019, we began mailing the Notice to all stockholders of record as of March 15, 2019 and posted our proxy materials on the website referenced in the Notice (www.envisionreports.com/LQDA). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

              YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY TELEPHONE, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY MARKING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD.

VOTING PROCEDURES

WHO CAN VOTE?	Each share of our common stock that you owned as of the close of business on March 15, 2019, the record date for the Annual Meeting, entitles you to one vote on each matter to be voted upon at the Annual Meeting. On the record date, there were 15,632,406 shares of Liquidia common stock issued and outstanding and entitled to vote. Accordingly, there are an aggregate of 15,632,406 votes entitled to be cast at the Annual Meeting.
HOW DO I VOTE?	If your shares are registered directly in your name, you may vote:

•

Over the Internet or by Telephone.    If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by telephone or over the Internet by following the instructions included in the Notice by accessing the Internet at www.envisionreports.com/LQDA and following the instructions contained on that website. Stockholders with shares registered directly with us may vote (i) by telephone by dialing 1-800-652-8683 (toll free from the United States, Canada and Puerto Rico) or (ii) by Internet at www.envisionreports.com/LQDA and following the instructions contained on that website. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on the day before the Annual Meeting. You must specify how you want your shares voted or your Internet or telephone vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

•

By Mail.    You may vote by mail by signing, detaching and returning the bottom portion of the proxy card with the postage prepaid envelope addressed to Computershare, Inc. provided with the proxy materials. If you wish to request a printed copy of the proxy materials by mail, send an email to investorvote@computershare.com by April 26, 2019 with "Proxy Materials – Liquidia" in the subject line. Include your full name and address in the email, plus the number located in the shaded bar on your Notice, and state in the email that you want a paper copy of the meeting materials. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board.

•

In Person at the Meeting.    If you attend the Annual Meeting, you may vote by completing a ballot, which will be available at the Annual Meeting or, if you request a printed copy of the proxy materials, you may deliver your completed proxy card in person.

If your shares are held in "street name" (held for your account by a broker or other nominee) you may vote:
• Over the Internet or by Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.
• By Mail. You will receive instructions from your broker or other nominee explaining how to cast your vote.

•

In Person at the Meeting.    Contact the broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the meeting. You will not be able to vote at the Annual Meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

HOW CAN I CHANGE MY VOTE?	You may revoke your proxy and change your vote at any time before the Annual Meeting. To do this, you must do one of the following:
• Vote over the Internet or by Telephone as instructed above. Only your latest Internet vote is counted.
• Sign and date a new proxy and submit it as instructed above. Only your latest proxy vote is counted.
• Attend the Annual Meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.
WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY?
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone or return your proxy, or attend and vote at the Annual Meeting. If you have misplaced your proxy, you may obtain another by following the instructions provided in the Notice or by accessing the Internet website at www.envisionreports.com/LQDA and following the instructions contained on that website.

If your shares are held in "street name," your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers' unvoted shares on matters that the New York Stock Exchange ("NYSE") determines to be "routine." If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either: vote your shares on routine matters, or leave your shares unvoted. Proposal 1, the election of two Class I directors, and Proposal 2, the approval of the Liquidia Technologies, Inc. 2019 Employee Stock Purchase Plan, are not considered routine matters. Proposal 3, the ratification of the independent registered public accounting firm, is currently considered a routine matter. We therefore strongly encourage you to provide voting instructions to your brokerage firm by submitting your proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them.
IF I DO NOT GIVE INSTRUCTIONS TO MY BANK OR BROKER, WHAT MATTERS DOES MY BANK OR BROKER HAVE AUTHORITY TO VOTE UPON?
Pursuant to NYSE Rule 452 and corresponding Listed Company Manual Section 402.08, discretionary voting by brokers of shares held by their customers in "street name" is prohibited. If you do not give instructions to your bank or broker within ten days of the Annual Meeting, it may vote on matters that the NYSE determines to be "routine," but will not be permitted to vote your shares with respect to "non-routine" items. Under the NYSE rules, the ratification of the independent registered public accounting firm is a routine matter, while the election of our directors and the approval of the Liquidia Technologies, Inc. 2019 Employee Stock Purchase Plan are non-routine matters. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a "broker non-vote" on that matter. Broker non-votes will be counted in determining whether there is a quorum for the Annual Meeting. As a result, we strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?
It means that you have more than one account, which may be at the transfer agent, with stockbrokers or otherwise. Please vote over the Internet, or complete and return all proxies for each account to ensure that all of your shares are voted.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?	A majority of our outstanding shares of common stock as of the record date must be present at the Annual Meeting to hold the Annual Meeting and conduct business. This is called a quorum. Shares are counted as present at the Annual Meeting if the stockholder votes over the Internet or telephone, completes and submits a proxy or is present in person at the Annual Meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the Annual Meeting will be adjourned until we obtain a quorum.
WHAT VOTE IS REQUIRED TO APPROVE EACH MATTER AND HOW ARE VOTES COUNTED?
Proposal 1—Election of Two Class I Directors For a Term Expiring at our 2022 Annual Meeting of Stockholders

If a quorum is present or represented by proxy at the meeting, each Class I director nominee must be elected by a plurality of the votes cast. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. If your broker holds your shares in "street name," and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm since such matter is not considered routine. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a "broker non-vote" on that matter. Broker non-votes do not count as votes "FOR" or "AGAINST" any nominee, but will be counted in determining whether there is a quorum for the Annual Meeting. You may vote "FOR" any one or more of the nominees or "ABSTAIN" from voting "FOR" any one or more of the nominees. Abstentions and broker non-votes will not be considered as votes cast "FOR" or "AGAINST" any nominee, and will therefore have no effect on the outcome of the vote.

Proposal 2—Approve the Liquidia Technologies, Inc. 2019 Employee Stock Purchase Plan

To approve Proposal 2, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Liquidia common stock present or represented by proxy at the Annual Meeting and entitled to vote on the matter must vote "FOR" the proposal, meaning that the votes cast by the stockholders "FOR" the approval of the proposal must exceed the number of votes cast "AGAINST" the approval of the proposal. If a stockholder votes to "ABSTAIN," it has the same effect as a vote "AGAINST." Broker non-votes will not be considered as votes cast "FOR" or "AGAINST" Proposal 2, and will therefore have no effect on the outcome of the vote.
Proposal 3—Ratify the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Year Ending December 31, 2019

To approve Proposal 3, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Liquidia common stock present or represented by proxy at the Annual Meeting and entitled to vote on the matter must vote "FOR" the proposal, meaning that the votes cast by the stockholders "FOR" the approval of the proposal must exceed the number of votes cast "AGAINST" the approval of the proposal. If a stockholder votes to "ABSTAIN," it has the same effect as a vote "AGAINST." As Proposal 3 is a routine matter, broker non-votes will not occur with respect to this proposal. If no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted "FOR" the ratification of the appointment of our independent auditors.
The inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes, will tabulate all votes.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?	Our Board recommends that you vote:

•

"FOR" Proposal 1—elect two Class I directors to serve on the Board for a term expiring at our 2022 annual meeting of stockholders and until their successors are duly elected and qualified, or until such director's earlier resignation, removal or death;

• "FOR" Proposal 2—approve the Liquidia Technologies, Inc. 2019 Employee Stock Purchase Plan; and
• "FOR" Proposal 3—ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019.
ARE THERE OTHER MATTERS TO BE VOTED ON AT THE MEETING?
We do not know of any other matters that may come before the Annual Meeting other than the election of Class I directors, approval of the Liquidia Technologies, Inc. 2019 Employee Stock Purchase Plan and ratification of the independent registered public accounting firm. If any other matters are properly presented to the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.
WHERE DO I FIND THE VOTING RESULTS FOR THE MEETING?
We intend to announce preliminary voting results at the Annual Meeting. We will publish final results in a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (the "SEC") no later than four business days following the Annual Meeting. To request a printed copy of our filings with the SEC, please write to Investor Relations, Liquidia Technologies, Inc., P.O. Box 110085, Research Triangle Park, North Carolina 27709, or e-mail Investor Relations at IR@liquidia.com. You will also be able to find a copy on the Internet through our website at www.liquidia.com or through the SEC's electronic data system, called EDGAR, at www.sec.gov. Our website is not part of this proxy statement; references to our website address in this proxy statement are intended to be inactive textual references only.
WHO WILL PAY FOR THE COSTS OF SOLICITING THESE PROXIES?
We will pay the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

HOW CAN I RECEIVE FUTURE PROXY STATEMENTS AND ANNUAL REPORTS OVER THE INTERNET?	This proxy statement and our Annual Report for the fiscal year ended December 31, 2018 are available on our Internet site at www.liquidia.com. This proxy statement and our Annual Report for the fiscal year ended December 31, 2018 are also available on the Internet site at www.envisionreports.com/LQDA. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving printed copies in the mail. If you are a stockholder of record, you can choose this option when you vote over the Internet and save us the cost of producing and mailing these documents. If you are a stockholder of record and choose to view future proxy statements and annual reports over the Internet, you will receive a proxy in the mail next year with instructions containing the Internet address to access those documents. If your shares are held through a broker or other nominee, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet.

THE CLASS I DIRECTOR ELECTION PROPOSAL

              The Company's Amended and Restated Bylaws (the "Bylaws") provide that the authorized number of directors of the Company shall not be less than three nor more than 11. Seven directors are currently serving on the Board. The Board is authorized to increase or decrease the total number of directors within the limitations prescribed by the Company's Bylaws. The Company's Bylaws and Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") divides the Board into three classes with staggered three-year terms. Pursuant to the Certificate of Incorporation and Bylaws, no one class of directors has more than one director more than any other class of directors.

              At the Annual Meeting, the stockholders will be asked to elect two directors to serve for three-year terms expiring at the annual meeting of stockholders in 2022. Mr. Edward Mathers, a current Class I director of the Company whose term of office will expire at the Annual Meeting, is not seeking re-election and will resign as a director and as a member of the Compensation Committee and Nominating and Corporate Governance Committee immediately prior to the conclusion of the Annual Meeting. On March 10, 2019, the Board approved the reclassification of Dr. Stephen Bloch, a Class II director, as a Class I director, in compliance with the Certificate of Incorporation and Bylaws. The Class I director nominees, whose terms of office will expire at the Annual Meeting in 2022, are Dr. Stephen Bloch and Dr. Ralph Snyderman. If each director is elected, the total number of authorized directors comprising the Company's Board will remain at seven directors with one vacancy, effective immediately following the Annual Meeting.

              The Board has nominated, upon the recommendation of our Nominating and Corporate Governance Committee, Drs. Bloch and Snyderman. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the two nominees named below. Each nominee has indicated a willingness to serve for the term to which they are nominated, if elected. In case any nominee is not a candidate at the Annual Meeting, the proxies named in the enclosed form of proxy intend to vote in favor of the remaining nominee and to vote for a substitute nominee in their discretion in such class, as they shall determine. Set forth below is certain information about the nominees for election as directors, including each nominee's age, principal occupation and business experience for at least the past five years and the names of other publicly held companies on whose boards the director serves or has served in the past five years. There are no family relationships among any of our directors, nominees for director and executive officers.

NOMINEES FOR A THREE YEAR TERM EXPIRING AT THE 2022 ANNUAL MEETING

              The following information contains information about the nominees as of March 25, 2019, including the nominee's age, business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and our Board to determine that the nominee should serve as one of our directors.

Name	Age	Principal Occupation and Business Experience

Dr. Ralph Snyderman	79	Dr. Snyderman has been a member of our Board since February 2007, the Chairman of our Nominating and Corporate Governance Committee since its formation in July 2018 and the Chairman of our Research and Development Committee since its formation in May 2017. Dr. Snyderman is currently a director of CareDx, Inc. (Nasdaq: CDNA), iRhythm Technologies, Inc. (Nasdaq: IRTC) and a number of private life sciences companies. Dr. Snyderman also served as a director of Argos Therapeutics, Inc. (Nasdaq: ARGS) from December 2016 until March 2017. Dr. Snyderman is currently Chancellor Emeritus of Duke University, the James B. Duke Professor of Medicine, as well as a director of the Duke Center for Research on Personalized Health Care. From January 1989 to July 2004, he served as Chancellor for Health Affairs and Dean of the Duke University School of Medicine. From July 1998 to July 2004, Dr. Snyderman also oversaw the development of the Duke University Health System as its first president and chief executive officer. From January 1987 to June 1989, Dr. Snyderman served as senior vice president, medical research and development at Genentech, Inc. From February 1972 to June 1987, he was a Professor of Medicine at the Duke University. From July 1970 to February 1972, Dr. Snyderman started his career at the National Institutes of Health as a senior investigator. Dr. Snyderman previously served as a venture partner at New Enterprise Associates, Inc., a venture capital firm, from January 2006 to November 2009. Dr. Snyderman graduated from Washington College with a Bachelor of Science and from the State University of New York Downstate Medical Center with a Doctor of Medicine. Dr. Snyderman holds an honorary Doctor of Science from the State University of New York and an honorary Doctor of Science from Washington College. He currently holds memberships in the American Academy of Arts & Sciences, the National Academy of Medicine as well as the Association of American Physicians. Dr. Snyderman is also a recipient of several awards, including the Pioneer Award by the Personalized Medicine World Congress in 2016, as well as the North American Healthcare Lifetime Achievement Award by Frost & Sullivan in 2008 for his leadership in the field of personalized health care. We believe Dr. Snyderman is qualified to serve on our Board due to his extensive industry experience and knowledge and his experience serving on the board of directors of several public and private biotechnology and life sciences companies.

Name	Age	Principal Occupation and Business Experience

Dr. Stephen Bloch	56	Dr. Bloch has been the Chairman of our Board since October 2018 and has been a member of our Board since July 2009, a member of our Audit Committee since its formation in August 2016 and the Chairman of our Compensation Committee since its formation in August 2016. Dr. Bloch is currently a director of a number of private life sciences companies and served as a director of Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS) from September 2005 until April 2016. Dr. Bloch has been a general partner at Canaan Partners, a global venture capital firm, since November 2007. From August 2003 to November 2007, Dr. Bloch was a principal at Canaan Partners. From January 1995 to June 2002, Dr. Bloch was the founder and chief executive officer of Radiology Management Sciences, LLC, a specialty medical management company. Dr. Bloch graduated from Dartmouth College with a Bachelor of Arts. Dr. Bloch also holds a Doctor of Medicine from the University of Rochester and a Master of Arts in the History of Science and Public Policy from Harvard University. We believe Dr. Bloch is qualified to serve on our Board due to his financial expertise, experience as a venture capitalist and his experience of serving on the board of directors for several public and private pharmaceutical and life sciences companies.

Vote Required

              Assuming the presence of a quorum at the Annual Meeting, the election of a Class I director requires the affirmative vote of a plurality of the shares of common stock present in person, by remote communication, or represented by proxy and entitled to vote. Thus, the two nominees with the greatest number of votes will be elected.

Board Recommendation

              After careful consideration, the Board determined that election of each of the nominees for director named above is advisable and in the best interests of Liquidia and its stockholders. On the basis of the foregoing, the Board has approved and declared advisable the election of each of the nominees for director named above and recommends that you vote "FOR" the election of each of the nominees for director named above.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2020 ANNUAL MEETING

              The following contains certain information about those directors whose terms do not expire until the 2020 annual meeting and who are not standing for reelection, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused our Board to determine that the directors should serve as one of our directors. The age of each director as of March 25, 2019 is set forth below.

Name	Age	Principal Occupation and Business Experience

Dr. Seth Rudnick	70	Dr. Rudnick has been a member of our Board since March 2008, a member of our Compensation Committee since its formation in August 2016, a member of our Nominating and Corporate Governance Committee since its formation in July 2018 and the Vice Chairman of our Research and Development Committee since its formation in May 2017. Dr. Rudnick served as the Chairman of our Board from March 2008 until October 2018. Dr. Rudnick is currently a director of G1 Therapeutics, Inc. (Nasdaq: GTHX) and served as a director of Aralez Pharmaceuticals, Inc. (Nasdaq: ARLZ) from June 2011 until August 2018. Dr. Rudnick previously served as a partner at Canaan Partners, a global venture capital firm, from January 1998 to December 2013. From January 1991 to January 1998, Dr. Rudnick was the chief executive officer and chairman of CytoTherapeutics, Inc. From July 1986 to January 1991, Dr. Rudnick worked at Ortho Biotech, Inc., a subsidiary of Johnson & Johnson, where he served as vice president, head of research and development. Dr. Rudnick also previously held directorships at Square 1 Bank, LQ3 Pharmaceuticals, Inc. and Spine Wave, Inc. Dr. Rudnick graduated from the University of Pennsylvania with a Bachelor of Arts in History. He also holds a Doctor of Medicine from the University of Virginia and a Diplomate in the Specialty of Internal Medicine from the American Board of Internal Medicine. We believe Dr. Rudnick is qualified to serve on our Board due to his industry experience, experience as a venture capitalist and senior executive and his experience of serving on the board of directors for several public and private pharmaceutical and life sciences companies.
Raman Singh	48
		Mr. Singh has been a member of our Board since February 2018 and a member of our Nominating and Corporate Governance Committee since its formation in July 2018. Since October 2011, Mr. Singh has served as the chief executive officer of Mundipharma Pte Limited, which is part of a network of independent associated companies active in the fields of analgesia, oncology, ophthalmology, respiratory, specialty care and consumer health. Mr. Singh graduated from Osmania University with a Bachelors in Mechanical Engineering in 1992. He also holds Masters in International Management from Thunderbird School of Global Management and in Business Administration from Assumption University. We believe Mr. Singh is qualified to serve on our Board due to his vast industry experience and knowledge as well as his business experience.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2021 ANNUAL MEETING

              The following contains certain information about those directors whose terms do not expire until the 2021 annual meeting and who are not standing for reelection, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused our Board to determine that the directors should serve as one of our directors. The age of each director as of March 25, 2019 is set forth below.

Name	Age	Principal Occupation and Business Experience

Neal Fowler	57	Mr. Fowler has been our Chief Executive Officer and a member of our Board since March 2008. Mr. Fowler also served as a director of Envisia Therapeutics Inc. from November 2013 until November 2017. Mr. Fowler served as a director of Aralez Pharmaceuticals, Inc. (Nasdaq: ARLZ) from June 2010 until August 2018. From June 2006 to March 2008, Mr. Fowler served as president of Centocor, Inc., a subsidiary of Johnson & Johnson, which focused on the development and commercialization of industry leading biomedicines used to treat chronic inflammatory diseases. From July 2004 to June 2006, Mr. Fowler was the president of Ortho McNeil Neurologics, Inc. and from October 2001 to July 2004, the vice president of the central nervous system business of Ortho McNeil Janssen Pharmaceuticals, Inc. From June 1988 to October 2001, Mr. Fowler held a variety of sales, marketing and business development roles at Eli Lilly and Company in the pharmaceutical and medical device divisions. Mr. Fowler graduated from UNC with a Bachelor of Science in Pharmacy and holds a Master of Business Administration from UNC. We believe Mr. Fowler is qualified to serve on our Board due to his extensive and broad range of experience in business and healthcare product development, including previous experience growing companies in the pharmaceutical industry.
Arthur Kirsch	67
		Mr. Kirsch has been a member of our Board since September 2016 and the Chairman of our Audit Committee since its formation in August 2016. Mr. Kirsch is currently a director of Aralez Pharmaceuticals, Inc. (Nasdaq: ARLZ October 2018). From August 2015 until October 2016, Mr. Kirsch served as a director of Immunomedics, Inc. (Nasdaq: IMMU). Since June 2005, Mr. Kirsch has served as the managing director and senior advisor, as well as global head of medical devices and diagnostics, of GCA Global, LLC, a global investment banking firm. From May 1994 to May 2004, he served as executive vice president, head of research at Vector Securities, LLC. From February 1990 to May 1993, Mr. Kirsch served as president of Natwest Securities Limited. From June 1979 to February 1990, Mr. Kirsch worked at Drexel Burnham Lambert, Inc., an investment banking firm, where he held the position of executive vice president, head of equity division. Mr. Kirsch graduated from the University of Rhode Island with a Bachelor of Science and also holds a Master of Business Administration from The City University of New York. We believe Mr. Kirsch is qualified to serve on our Board due to his business and financial expertise and his experience serving on the boards of directors of several public pharmaceutical and life sciences companies.

THE ESPP PROPOSAL

Overview

              Our Board has adopted and our stockholders have approved the Liquidia Technologies, Inc. 2019 Employee Stock Purchase Plan (the "ESPP"). A total of 300,000 shares of our common stock are available for sale under our ESPP. In addition, our ESPP provides for annual increases in the number of shares available for issuance under the ESPP on January 1, 2020 and each subsequent anniversary through 2029, equal to the smallest of:

  •
  1.0% of the outstanding shares of our common stock on the immediately preceding December 31;

  •
  150,000 shares; or

  •
  such other amount as may be determined by the Board.

              Appropriate adjustments will be made in the number of authorized shares and in outstanding purchase rights to prevent dilution or enlargement of participants' rights in the event of a stock split or other change in our capital structure. Shares subject to purchase rights which expire or are cancelled will again become available for issuance under the ESPP.

              The Compensation Committee will administer the ESPP and have full authority to interpret the terms of the ESPP. The ESPP provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the ESPP.

              All of our employees, including our named executive officers, are eligible to participate if they are customarily employed by us for at least 20 hours per week and more than five months in any calendar year. As of December 31, 2018, we had 63 full-time employees. However, an employee may not be granted rights to purchase stock under our ESPP if such employee:

  •
  immediately after the grant would own stock or options to purchase stock possessing 5.0% or more of the total combined voting power or value of all classes of our capital stock; or

  •
  holds rights to purchase stock under all of our employee stock purchase plans that would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year in which the right to be granted would be outstanding at any time.

              Our ESPP is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") and the ESPP shall be so construed. The ESPP will typically be implemented through consecutive six-month offering periods. The offering periods generally start on or about March 1st and September 1st of each year. The Compensation Committee may, in its discretion, modify the terms of future offering periods, including establishing offering periods of up to 27 months and providing for multiple purchase dates.

              Our ESPP permits participants to purchase common stock through payroll deductions of up to 20.0% of their eligible compensation, which includes a participant's regular and recurring straight time gross earnings and payments for overtime and shift premiums, but exclusive of sign-on bonuses, annual or other incentive bonuses, commissions, profit-sharing distributions or other incentive-type payments, any contributions made by us on the participant's behalf to any employee benefit or welfare plan now or hereafter established (other than amounts deferred pursuant to Section 401(k) or Section 125 of the

Code), payments in lieu of notice, payments pursuant to a severance agreement, termination pay, moving allowances, relocation payments, or any amounts directly or indirectly paid pursuant to the ESPP or any other stock purchase, stock option or other stock-based compensation plan, or similar types of compensation.

              Amounts deducted and accumulated from participant compensation are used to purchase shares of our common stock at the end of each offering period. Under the terms of the ESPP, the purchase price of the shares may be 85.0% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the last day of the offering period; provided, however, that as a default the purchase price of the shares will be 85.0% of the fair market value of our common stock on the last day of the offering period. Participants may end their participation at any time during an offering period and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon termination of employment with us.

              Each participant in any offering will have an option to purchase for each full month contained in the offering period a number of shares determined by dividing $2,083.33 by the fair market value of a share of our common stock on the first day of the offering period or 200 shares, if less, and except as limited in order to comply with Section 423 of the Code. Prior to the beginning of any offering period, the Compensation Committee, as administrator of the ESPP, may alter the maximum number of shares that may be purchased by any participant during the offering period or specify a maximum aggregate number of shares that may be purchased by all participants in the offering period. If insufficient shares remain available under the plan to permit all participants to purchase the number of shares to which they would otherwise be entitled, the administrator will make a pro rata allocation of the available shares. Any amounts withheld from participants' compensation in excess of the amounts used to purchase shares will be refunded, without interest.

              A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP.

              As further discussed below, in the event of a change in control, an acquiring or successor corporation may assume our rights and obligations under outstanding purchase rights or substitute substantially equivalent purchase rights. If the acquiring or successor corporation does not assume or substitute for outstanding purchase rights, then the purchase date of the offering periods then in progress will be accelerated to a date prior to the change in control.

              Our ESPP will continue in effect until terminated by the Compensation Committee. The Compensation Committee has the authority to amend, suspend or terminate our ESPP at any time.

Summary

              This section summarizes certain principal features of the ESPP. The summary is qualified in its entirety by reference to the complete text of the ESPP. Stockholders are urged to read the actual text of the ESPP in its entirety which is set forth in Appendix A to this proxy statement.

Purpose

              The purpose of the ESPP is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward our eligible employees and by motivating such persons to contribute to the growth and profitability of the Company. The ESPP provides such eligible employees with an opportunity to acquire a proprietary interest in the Company through the purchase of common stock.

Valuation

              On March 15, 2019, the record date for the Annual Meeting, the fair market value per share of our common stock was $16.72 which was the closing price per share of our common stock on such date.

New Plan Benefits

              While all of our employees employed by us for at least 20 hours per week who work more than five months in any calendar year will be eligible to participate in the ESPP and could purchase as much $25,000 worth of our common stock in a particular year, the actual amount or value of shares purchased by any given employee or group of employees is not determinable because it depends on the elections of each employee who chooses to participate. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the ESPP or the benefits that would have been received by such participants if the ESPP had been in effect in the year ended December 31, 2018. Therefore, a New Plan Benefits table has not been provided.

Participant Withdrawal or Termination

              A participant may withdraw from the ESPP by signing and delivering to our office or representative designated by us a written or electronic notice of withdrawal on a form provided by us for this purpose. Such withdrawal may be elected at any time prior to the end of an offering period; provided, however, that if a participant withdraws from the ESPP after a purchase date, the withdrawal shall not affect shares of common stock acquired by the participant on such purchase date. A participant who voluntarily withdraws from the ESPP is prohibited from resuming participation in the ESPP in the same offering from which he or she withdrew, but may participate in any subsequent offering by again satisfying the requirements of the ESPP. We may impose, from time to time, a requirement that the notice of withdrawal from the ESPP be on file with our office or representative designated by us for a reasonable period prior to the effectiveness of the participant's withdrawal.

              Upon a participant's voluntary withdrawal from the ESPP, the participant's accumulated ESPP account balance which has not been applied toward the purchase of shares of common stock shall be refunded to the participant as soon as practicable after the withdrawal, without the payment of any interest, and the participant's interest in the ESPP and the offering shall terminate. Such amounts to be refunded may not be applied to any other offering under the ESPP.

Change in Control

              In the event of a "Change in Control" (as defined in the ESPP) of the Company, the surviving, continuing, successor, or purchasing corporation or parent thereof, as the case may be (the "Acquiring Corporation"), may, without the consent of any participant, assume or continue our rights and obligations under outstanding purchase rights or substitute substantially equivalent purchase rights for the Acquiring Corporation's stock. If the Acquiring Corporation elects not to assume, continue or substitute for the outstanding purchase rights, the purchase date of the then current offering period shall be accelerated to a date before the date of the Change in Control specified by the Compensation Committee, but the number of shares of common stock subject to outstanding purchase rights shall not be adjusted. All purchase rights which are neither assumed or continued by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

Amendment or Termination of the ESPP

              The Compensation Committee, as administrator of the ESPP, may at any time amend, suspend or terminate the ESPP, except that (a) no such amendment, suspension or termination shall affect purchase rights previously granted under the ESPP unless expressly provided by the Compensation Committee, and (b) no such amendment, suspension or termination may adversely affect a purchase right previously granted under the ESPP without the consent of the participant, except to the extent permitted by the ESPP or as may be necessary to qualify the ESPP as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule. In addition, an amendment to the ESPP must be approved by the stockholders of the Company within twelve months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the ESPP or would change the definition of the corporations that may be designated by the Compensation Committee as "Participating Companies" (as defined in the ESPP). Notwithstanding the foregoing, in the event that the Compensation Committee determines that continuation of the ESPP Plan or an offering would result in unfavorable financial accounting consequences to us, the Compensation Committee may, in its discretion and without the consent of any participant, including with respect to an offering period then in progress: (i) terminate the ESPP or any offering period, (ii) accelerate the purchase date of any offering period, (iii) reduce the discount or the method of determining the purchase price in any offering period (e.g., by determining the purchase price solely on the basis of the "Fair Market Value" (as defined in the ESPP) on the purchase date), (iv) reduce the maximum number of shares of common stock that may be purchased in any offering period, or (v) take any combination of the foregoing actions.

Federal Income Tax Consequences Relating to the ESPP

              The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards made to a U.S. employee under the ESPP. It does not describe all federal tax consequences under the ESPP, nor does it describe state or local tax consequences.

              The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Amounts withheld from pay under the ESPP are taxable income to participating employees in the year in which the amounts otherwise would have been received, but the participating employees will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase common stock (on the first day of an offering period) or when the right to purchase common stock is exercised (on the last day of the purchase period).

              If the participating employee holds the common stock purchased under the ESPP for at least two years after the first day of the offering period in which the common stock was acquired (the "Grant Date") and for at least one year after the date the common stock is purchased, when the participating employee disposes of the common stock, he or she will recognize as ordinary income an amount equal to the lesser of:

(i)
the excess of the fair market value of the common stock on the date of disposition over the price paid for the common stock; or

(ii)
the fair market value of the common stock on the Grant Date multiplied by the discount percentage for stock purchases under the ESPP. We may choose 15% or a lesser discount percentage, including a zero discount percentage.

              If the participating employee disposes of the common stock within two years after the Grant Date or within one year after the date the common stock is purchased, he or she will recognize ordinary income equal to the fair market value of the common stock on the last day of the purchase period in which the common stock was acquired less the amount paid for the common stock. The ordinary income recognition pertains to any disposition of common stock acquired under the ESPP (such as by sale, exchange or gift).

              Upon disposition of the common stock acquired under the ESPP, any gain realized in excess of the amount reported as ordinary income will be reportable by the participating employee as a capital gain, and any loss will be reportable as a capital loss. Amounts required to be reported as ordinary income on the disposition of the common stock may be added to the purchase price in determining any remaining capital gain or loss. Capital gain or loss will be long-term if the employee has satisfied the two-year holding period requirement described above or, in any event, if the employee has held the common stock for at least one year. Otherwise, the capital gain or loss will be short-term.

              If the participating employee satisfies the two-year holding period for common stock purchased under the ESPP, we will not receive any deduction for federal income tax purposes with respect to that common stock or the right under which it was purchased. If the employee does not satisfy the two-year holding period, we will be entitled to a deduction in an amount equal to the amount that is considered ordinary income. Otherwise, the ESPP has no tax effect on the Company.

Vote Required

              The ESPP Proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person, by remote communication, or represented by proxy at the Annual Meeting and entitled to vote thereon, in order for each such proposal to be approved. This means that the number of votes cast "FOR" must exceed the combined number of votes "AGAINST" and abstentions (which will each have the same effect as an "AGAINST" vote).

Board Recommendation

              After careful consideration, the Board determined that approval of the ESPP is advisable and in the best interests of Liquidia and its stockholders. On the basis of the foregoing, the Board has approved and declared advisable the approval of the ESPP and recommends that you vote "FOR" the approval of the ESPP.

THE AUDITOR RATIFICATION PROPOSAL

              Our Audit Committee has appointed PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019. In connection with this appointment, PricewaterhouseCoopers LLP will examine and report to stockholders on the financial statements of the Company for 2019.

              Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, the Board has put this proposal before the stockholders because it believes that seeking stockholders' ratification of the Audit Committee's appointment of our independent registered public accounting firm is good corporate practice. This vote is only advisory, however, because the Audit Committee has the sole authority to retain and dismiss our independent registered public accounting firm. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders' vote when determining whether to continue the firm's engagement. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

              Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions from stockholders. They also will have the opportunity to make a statement if they desire to do so.

Vote Required

              The Auditor Ratification Proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person, by remote communication, or represented by proxy at the Annual Meeting and entitled to vote thereon, in order for each such proposal to be approved. This means that the number of votes cast "FOR" must exceed the combined number of votes "AGAINST" and abstentions (which will each have the same effect as an "AGAINST" vote).

Board Recommendation

              After careful consideration, the Board determined that ratification of the Audit Committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019 is advisable and in the best interests of Liquidia and its stockholders. On the basis of the foregoing, the Board has approved and declared advisable the ratification of the Audit Committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019 and recommends that you vote "FOR" the ratification of the Audit Committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019.

Principal Accounting Fees and Services

              The following table summarizes the aggregate fees billed for professional services rendered to us by PricewaterhouseCoopers LLP, our registered independent public accounting firm, during the fiscal years ended December 31, 2017 and 2018. A description of these fees and services follows the table.

	2017	2018
Audit Fees (1)	$971,984	$1,128,332
Audit-Related Fees (2)	—	37,840
Tax Fees (3)	—	—
All Other Fees (4)	1,800	2,768

TOTAL	$973,784	$1,168,940

(1)        Audit fees consist of fees billed for the audit of our annual financial statements, the review of our interim financial statements and related services that are normally provided in connection with public offerings, including, for 2017, the offering document for an abandoned equity offering and, for 2017 and 2018, the registration statement for our initial public offering in the third quarter of 2018 and follow-on public offering in the first quarter of 2019.

(2)        Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "Audit Fees." For 2018, fees for the review of our initial assessment of ASC 606, Revenue from Contracts with Customers, comprise substantially all of such fees.

(3)        Tax fees consist of fees billed for services including, but not limited to, assistance with tax compliance and the preparation of tax returns, tax consultation services and assistance in connection with tax audits. There were no such fees in 2017 or 2018.

(4)        This category includes fees billed for the use of a research tool and automated disclosure checklist.

              The Audit Committee has considered whether the provision of these services by PricewaterhouseCoopers LLP is compatible with maintaining the independence of PricewaterhouseCoopers LLP. Further, pursuant to the the Audit Committee's pre-approval policies and procedures described below, all of the services provided by PricewaterhouseCoopers LLP in 2017 and 2018 were approved in advance in accordance with the Audit Committee's pre-approval policies and procedures described below. The Audit Committee did not rely on the waiver of pre-approval procedures permitted with respect to de minimis non-audit services under the applicable rules of the SEC for its approval of any of the services provided by PricewaterhouseCoopers LLP in 2017 and 2018.

Pre-Approval of Audit and Permissible Non-Audit Services

              Our Audit Committee requires pre-approval of all audit and non-audit services in one of two methods. Under the first method, the engagement to render the services would be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided (i) the policies and procedures are detailed as to the services to be performed, (ii) the Audit Committee is informed of each service, and (iii) such policies and procedures do not include delegation of the Audit Committee's responsibilities under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the Company's management. Under the second method, the engagement to render the services would be presented to and pre-approved by the Audit Committee (subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). The Audit Committee has the authority to delegate to one or more members of the Audit Committee the authority to grant pre-approvals of audit and permissible non-audit services by the independent registered public accounting firm, provided that all pre-approvals by such Audit Committee members must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee considers, among other things, whether the provision of such audit or non-audit services is consistent with applicable regulations regarding maintaining auditor independence, whether the provision of such services would impair the independent register public accounting firm's independence and whether the independent registered public accounting firm are best positioned to provide the most effective and efficient service.

Report of the Audit Committee

              The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

              The Audit Committee reviews our financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining our system of internal control over financial reporting. Our independent registered public accounting firm was engaged to audit and express opinions on the conformity of our financial statements with generally accepted accounting principles in the United States.

              The Audit Committee of the Board has:

  •
  Reviewed and discussed the Company's audited financial statements for the year ended December 31, 2018 with management;

  •
  Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T; and

  •
  Received written disclosures and a letter from PricewaterhouseCoopers LLP regarding its independence as required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP's communications with the Audit Committee, and the Audit Committee further discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

              Based on the Audit Committee's review of the audited financial statements and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

Submitted by the members of the Audit Committee:
Arthur Kirsch, Chairman Dr. Stephen Bloch Raman Singh

LIQUIDIA CORPORATE GOVERNANCE

Director Independence

              Our Board has determined that each of Drs. Bloch, Rudnick and Snyderman, and Messrs. Kirsch, Mathers and Singh, comprising our current directors, are independent directors as that term is defined under the applicable independence listing standards of the Nasdaq Stock Market LLC ("Nasdaq"). In making this determination, our Board applied the standards set forth in the Nasdaq listing standards and in Rule 10A-3 under the Exchange Act. In evaluating the independence of Drs. Bloch, Rudnick and Snyderman, and Messrs. Kirsch, Mathers and Singh, our Board considered, as applicable, their current and historical employment, any compensation we have given to them, any transactions we have entered into with them, their beneficial ownership of our capital stock, their ability to exert control over us, all other material relationships they have had with us and the same facts with respect to their immediate families. The Board also considered all other relevant facts and circumstances known to it in making this independence determination. In addition, Drs. Bloch, Rudnick and Snyderman, and Messrs. Kirsch, Mathers and Singh are non-employee directors, as defined in Rule 16b-3 of the Exchange Act.

Election Arrangements

              Each of our current directors were elected pursuant to a voting agreement by and among us, our preferred stockholders and our common stockholders. These provisions terminated upon the closing of our initial public offering in July 2018 and there are no further contractual obligations, or terms of our outstanding securities, regarding the election of our directors.

Board Leadership Structure and Role in Risk Oversight

              Our Board evaluates its leadership structure and role in risk oversight on an ongoing basis.

              Our Board is composed of seven directors, of whom six are independent in accordance with the applicable Nasdaq independence listing standards. Presently, the Board has the following standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Research and Development Committee. Each of the standing committees is comprised solely of independent directors. In accordance with Nasdaq rules, our Audit Committee is responsible for overseeing risk management and updates the full Board periodically.

              To assure effective and independent oversight of management, our Board currently operates with the roles of Chief Executive Officer and Chairman of the Board separated in recognition of the differences between these two roles in the management of the Company. Although our Board does not have a policy as to whether the same individual may serve as both or all of Chairman of the Board and Chief Executive Officer, or if the roles must be separate, our Board believes that its current leadership structure provides the most effective leadership model for our Company, as it promotes balance between the Board's independent authority to oversee our business and the Chief Executive Officer and his management team which manage the business on a day-to-day basis. The Chief Executive Officer has overall responsibility for all aspects of our operation, while the Chairman of the Board has a greater focus on governance of the Company, including oversight of the Board. We believe this balance of shared leadership between the two positions is a strength for the Company. As our Chairman, Dr. Bloch calls and chairs regular and special meetings of the Board, chairs and presides at annual or special meetings of stockholders, provides meaningful input into the agenda of Board meetings, authorizes the retention of outside advisors, consultants and legal counsel who report directly to the Board and consults frequently with committee chairs. Additionally, by permitting more effective monitoring and objective evaluation of the Chief Executive Officer's performance, this structure increases the accountability of the Chief Executive Officer. A separation of the Chief Executive Officer and Chairman of the Board roles also prevents the Chief

Executive Officer from controlling the Board's agenda and information flow, thereby reducing the likelihood that the Chief Executive Officer would abuse its power.

              The Board, acting primarily through the Audit Committee, is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company's board leadership structure supports this approach. Through our Chief Executive Officer and other members of management, the Board receives periodic reports regarding the risks facing the Company. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.

              The Compensation Committee also reviews the Company's compensation practices to confirm that they do not create risks likely to have a material adverse effect on the Company. This review includes comparing the compensation practices of the Company with peer companies in the biotechnology and pharmaceuticals sectors as well as insuring that the compensation packages of key executives are tied to the long-term success of the Company and therefore correlated to increases in stockholder value.

Meetings of the Board and its Committees

              The Board held a total of seven meetings during the fiscal year ended December 31, 2018. During the fiscal year ended December 31, 2018, no incumbent director attended fewer than 75% of the aggregate of all meetings of the Board held during the period in which he served as a director and the total number of meetings held by the committee on which he served during the period. Members of our Board are invited and encouraged to attend each annual meeting of stockholders.

Board Committees

              Our Board currently has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Research and Development Committee. These committees, their principal functions and their respective memberships are described below.

Audit Committee

              The Audit Committee of our Board oversees the quality and integrity of our financial statements and other financial information, accounting and financial reporting processes, internal controls and procedures for financial reporting and internal audit function. It also oversees the audit and other services provided by our independent auditors and is directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent auditor. In addition, our audit committee is responsible for reviewing our compliance with legal and regulatory requirements, and it assists the Board in an initial review of recommendations to the Board regarding proposed business transactions.

              The current members of our Audit Committee are Dr. Bloch and Messrs. Kirsch and Singh, with Mr. Kirsch serving as Chairman. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. Kirsch is an "audit committee financial expert" as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that each of Dr. Bloch and Messrs. Kirsch and Singh are independent under the heightened audit committee independence standards of the SEC and Nasdaq. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.

              The Audit Committee held six meetings during the year ended December 31, 2018. A copy of the Audit Committee's charter is posted on our website at www.liquidia.com.

Compensation Committee

              The Compensation Committee of our Board reviews and determines the compensation of all of our executive officers and establishes our compensation policies and programs. Specific responsibilities of our Compensation Committee include, among other things, evaluating the performance of our Chief Executive Officer and determining our Chief Executive Officer's compensation. It also determines the compensation of our other executive officers. In addition, our Compensation Committee administers all equity compensation plans and has the authority to grant equity awards subject to the terms and conditions of such equity compensation plans. Our Compensation Committee also reviews and approves various other compensation policies and matters, including establishing policies and making recommendations to our Board regarding director compensation. Our Compensation Committee may also review and discuss with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings, and it may prepare a compensation committee report on executive compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.

              In connection with its evaluations and determinations in 2018, the Compensation Committee retained the services of Radford, a nationally known executive compensation and benefits consulting firm, to advise it on various matters related to executive and director compensation and compensation programs. Radford may also from time to time advise management, with the Compensation Committee's consent. Radford was hired by and reports to the Compensation Committee. Pursuant to its charter, the Compensation Committee has the power to hire and fire such consultants and to engage other advisors.

              In fulfilling its responsibilities, the Compensation Committee shall, to the extent permitted by the applicable rules of Nasdaq and applicable law, be entitled to delegate any or all of its responsibilities to one or more subcommittees of the Compensation Committee comprised of one or more members of the Compensation Committee.

              The current members of our Compensation Committee are Drs. Bloch and Rudnick and Mr. Mathers, with Dr. Bloch serving as Chairman. On March 10, 2019, our Board, on the recommendation of the Nominating and Corporate Governance Committee, appointed Mr. Kirsch to serve as a member of the Compensation Committee effective upon Mr. Mathers' resignation as a member of the Board and committees of the Board immediately prior to the conclusion of the Annual Meeting. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq and is a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.

              The Compensation Committee held five meetings during the year ended December 31, 2018. A copy of the Compensation Committee's charter is posted on our website at www.liquidia.com.

Nominating and Corporate Governance Committee

              The Nominating and Corporate Governance Committee of our Board oversees the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to our Board, and evaluating the performance of our Board and individual members of our Board. When identifying nominees, the Nominating and Corporate Governance Committee considers, among other things, a nominee's character and integrity, level of education and business experience, financial literacy and commitment to represent long-term interests of our equity holders. Our Nominating and Corporate

Governance Committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and making recommendations to our Board concerning corporate governance matters.

              The current members of our Nominating and Corporate Governance Committee are Drs. Snyderman and Rudnick and Messrs. Mathers and Singh, with Dr. Snyderman serving as the Chairman. Following Mr. Mathers' resignation as a member of the Board and committees of the Board immediately prior to the conclusion of the Annual Meeting, the Nominating and Corporate Governance Committee will consist of Drs. Snyderman and Rudnick and Mr. Singh, with Dr. Snyderman serving as the Chairman. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of Nasdaq. The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.

              The Nominating and Corporate Governance Committee held two meetings during the year ended December 31, 2018. A copy of the Nominating and Corporate Governance Committee's charter is posted on our website at www.liquidia.com.

Evaluation and Identification of Director Nominees

              The Nominating and Corporate Governance Committee considers a number of factors in identifying and evaluating director nominees. While all nominees should have the highest personal integrity, meet any required regulatory qualifications and have a record of exceptional ability and judgment, the Board relies on the judgment of members of the Nominating and Corporate Governance Committee, with input from our Chief Executive Officer, to assess the qualifications of potential Board nominees with a view to the contributions that they would make to the Board and to Liquidia. Because our Board believes that its members should ideally reflect a mix of experience and other qualifications, there is no rigid formula. Our Nominating and Corporate Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees; however, our Nominating and Corporate Governance Committee values diversity on our Board and considers the diversity of the professional experience, education and skills, as well as diversity of origin, in identifying director nominees. In evaluating potential candidates, the Nominating and Corporate Governance Committee will consider, among others things, the degree to which a potential candidate fulfills a current Board need, such as the need for an audit committee financial expert, as well as the candidate's ability and commitment to understand Liquidia and its industry and the candidate's ability to devote the time necessary to fulfill the role of director (including, without limitation, regularly attending and participating in meetings of the Board and its committees). In considering potential candidates, the Nominating and Corporate Governance Committee will consider the overall competency of the Board in the following areas:

  •
  industry knowledge;

  •
  accounting and finance;

  •
  business judgment;

  •
  management;

  •
  leadership;

  •
  business strategy;

  •
  crisis management; and

  •
  corporate governance.

              In addition, the Nominating and Corporate Governance Committee may consider other factors, as appropriate in a particular case, including, without limitation, the candidate's:

  •
  sound business and personal judgment;

  •
  diversity of origin, experience, background and thought;

  •
  senior management experience and demonstrated leadership ability;

  •
  accountability and integrity;

  •
  financial literacy;

  •
  industry or business knowledge, including science, technology, and marketing acumen;

  •
  the extent, nature and quality of relationships and standing in the research and local communities;

  •
  in connection with nominees to be designated as "independent" directors, "independence" under regulatory definitions, as well as in the judgment of the Nominating and Corporate Governance Committee;

  •
  independence of thought and ideas; and

  •
  other board appointments and service.

              The Nominating and Corporate Governance Committee considers recommendations for nominations from a variety of sources, including members of the Board, business contacts, community leaders and members of management, and the Nominating and Corporate Governance Committee also commissions formal search processes. As described below, the Nominating and Corporate Governance Committee will also consider stockholder recommendations for Board nominees. The Nominating and Corporate Governance Committee's process for identifying and evaluating candidates is the same with respect to candidates recommended by members of the Board, management, stockholders or others. As part of the Company's ongoing consideration of the appropriate mix of skills and expertise on the Board as well as Board refreshment, the Nominating and Corporate Governance Committee retained Spencer Stuart, a national search firm, to assist with identifying potential director nominees. The functions performed by Spencer Stuart included identifying qualified candidates, conducting interviews and background checks, and presenting qualified candidates to the Nominating and Corporate Governance Committee for consideration.

Stockholder Director Nominee Recommendations

              The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders. Stockholders who wish their proposed nominee to be considered by the Nominating and Corporate Governance Committee for nomination at our next annual stockholders' meeting should follow the procedures set forth in our Bylaws as described in "Stockholder Proposals Other Information" in this proxy statement.

Research and Development Committee

              The current members of our Research and Development Committee are Drs. Snyderman and Rudnick, who are, respectively, the Chairman and Vice Chairman of our Research and Development Committee. The role of our Research and Development Committee is to make recommendations to our Board regarding our research and development functions and programs, including our research and development strategies, priorities and opportunities. The Research and Development Committee held one meeting during the year ended December 31, 2018.

Code of Conduct

              In October 2016, we adopted a code of conduct, which applies to all of our employees, officers and directors, including those officers responsible for financial reporting. In July 2018, we amended our code of conduct to qualify as a "code of ethics" as defined by the rules of the SEC. The code of conduct is available on our website at www.liquidia.com. We intend to disclose any amendments to the code of conduct, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements. The inclusion of our website address in this proxy statement does not incorporate by reference the information on or accessible through our website into this proxy statement.

Stockholder Communications

              Any stockholder or other interested party who wishes to communicate directly with the Board as a group or any individual member of the Board, including any of our independent directors, should write to: The Board of Directors, c/o Liquidia Technologies, Inc., P.O. Box 110085, Research Triangle Park, North Carolina 27709.

              Relevant communications will be distributed to any or all directors as appropriate depending on the facts and circumstances outlined in the individual communication. In accordance with instructions from the Board, the Corporate Secretary reviews all correspondence, organizes the communications for review by the Board and distributes such communications to the full Board, to the independent directors or to one or more individual members, as appropriate. In addition, at the request of the Board, communications that do not directly relate to our Board's duties and responsibilities as directors will be excluded from distribution. Such excluded items include, among others, "spam," advertisements, mass mailings, form letters, and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; and surveys. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission. Any excluded communication will be made available to any director upon his or her request.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership in our common stock and other equity securities. Specific due dates for these records have been established, and we are required to report in this proxy statement any failure in 2018 to file by these dates. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act that were not timely filed during the fiscal year ended December 31, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

              The following table sets forth information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of our stock as of March 1, 2019, except as noted below, by:

  •
  each of our directors and nominees;

  •
  each of our named executive officers (as defined in Item 402(m)(2) of Regulation S-K);

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than five percent (5%) of our common stock; and

  •
  all of our directors and executive officers as a group.

              We have determined beneficial ownership in accordance with the rules of the SEC, which generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, including options or warrants that are currently exercisable or exercisable within 60 days of March 1, 2019. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, convertible securities or other rights, held by such person that are currently exercisable or will become exercisable within 60 days of March 1, 2019, are considered outstanding. We did not, however, deem such shares outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. The information in the table below does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.

              We have based our calculation of the percentage of beneficial ownership on 15,566,692 shares of common stock outstanding as of March 1, 2019. On March 1, 2019, Kevin Gordon retired as our President and Chief Financial Officer and accepted a consulting role with us which expires on March 31, 2019. On March 4, 2019, our Board appointed Timothy Albury, our Senior Vice President, Chief Accounting Officer, as Interim Chief Financial Officer.

              Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Liquidia Technologies, Inc., 419 Davis Drive, Suite 100, Morrisville, North Carolina 27560.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Canaan VIII L.P.(1)	2,597,681	16.7%
New Enterprise Associates 12, Limited Partnership(2)	2,526,764	16.2%
Xeraya LT Ltd(3)	1,400,388	9.0%
Bill & Melinda Gates Foundation(4)	797,073	5.1%
Named Executive Officers and Directors:
Neal Fowler(5)	268,254	1.7%
Kevin Gordon(6)	62,153	*
Robert Lippe(7)	60,016	*
Dr. Stephen Bloch(8)	6,747	*
Seth Rudnick(9)	70,688	*
Edward Mathers(10)	6,747	*
Dr. Ralph Snyderman(11)	40,227	*
Arthur Kirsch(12)	12,610	*
Raman Singh(13)	8,628	*
All executive officers and directors as a group (13 persons)(14)	686,281	4.3%

*        Represents ownership of less than 1.0%.

(1)        Consists of (i) 2,563,303 shares of common stock and (ii) 34,378 shares of common stock issuable upon the conversion of an outstanding warrant held by Canaan VIII L.P ("Canaan"). Canaan Partners VIII LLC is the general partner of Canaan and may be deemed to have sole investment and voting power over the shares held by Canaan. Brenton K. Ahrens, John V. Balen, Stephen M. Bloch, Wende S. Hutton, Maha S. Ibrahim, Deepak Kamra, Guy M. Russo and Eric A. Young are the managing members of Canaan Partners VIII LLC. Investment, voting and dispositive decisions with respect to the shares held by Canaan are made by the managers of Canaan Partners VIII LLC, collectively. Dr. Bloch, a member of our Board, is a managing member of Canaan Partners VIII LLC. No manager or member of Canaan Partners VIII LLC has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by Canaan. The address of Canaan is 285 Riverside Avenue, Suite 250, Westport, CT 06880.

(2)        Consists of (i) 2,486,062 shares of common stock held by NEA and NEA Ventures 2006 Limited Partnership, or NEA 2006, an affiliate of NEA, and (ii) 40,702 shares of common stock issuable upon the conversion of an outstanding warrant. The securities held by NEA are indirectly held by (x) NEA Partners 12, Limited Partnership, or NEA Partners 12, the sole general partner of NEA, (y) NEA 12 GP, LLC, or NEA 12 LLC, the sole general partners of NEA Partners 12, and each of the individual managers of NEA 12 LLC. The individual managers of NEA 12 LLC, or the NEA 12 Managers, are Peter J. Barris, Forest Baskett, Patrick J. Kerins and Scott D. Sandell. The shares directly held by NEA 2006 are indirectly held by Karen P. Welsh, the general partner of NEA 2006. NEA, NEA Partners 12, NEA 12 LLC and the NEA 12 Managers share voting and dispositive power with regard to our securities directly held by NEA. Karen P. Welsh, the general partner of NEA 2006, has voting and dispositive power with regard to our securities directly held by NEA 2006. All indirect holders of the above referenced securities disclaim beneficial ownership of all applicable securities, except to the extent of their actual pecuniary interest therein. The address of NEA is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(3)        Consists of 1,400,388 shares of common stock held by Xeraya. Pulau Manukan Ventures Labuan Ltd. is the holding company of Xeraya and may therefore be deemed to share beneficial ownership of the shares held by Xeraya. Fares Zahir, a director of Xeraya, has sole voting and dispositive power with respect to the shares held by Xeraya. Mr. Zahir disclaims beneficial ownership of the shares held by Xeraya. The principal address of Xeraya is Lot 26.03-26.08, Level 26, GTower, No. 199, Jalan Tun Razak, 50400, Kuala Lumpur, Malaysia.

(4)        Consists of 797,073 shares of common stock. For purposes of Rule 13d-3 under the Exchange Act, all shares beneficially owned by the Bill & Melinda Gates Foundation may be deemed to be beneficially owned by William H. Gates III and Melinda French Gates as Co-Trustees of the Bill & Melinda Gates Foundation. The principal address of the Bill & Melinda Gates Foundation is 1432 Elliot Avenue West, Seattle, WA 98119.

(5)        Consists of (i) 44,989 shares of common stock and (ii) 223,265 shares of common stock underlying outstanding options which will have vested within 60 days of March 1, 2019.

(6)        Consists of (i) 22,286 former restricted stock units which settled into common stock through March 1, 2019, the date Mr. Gordon retired as our President and Chief Financial Officer, on a net basis following the sales of an aggregate of 12,265 shares of common stock to cover estimated taxes, transaction costs and fees associated with the vesting events, (ii) 2,658 restricted stock units which will have vested through March 31, 2019, the date Mr. Gordon's consulting period with the Company expires, and (iii) 37,209 shares of common stock underlying an outstanding option which will have vested through March 31, 2019.

(7)        Consists of (i) 17,527 shares of common stock, (ii) 41,541 shares of common stock underlying outstanding options which will have vested within 60 days of March 1, 2019 and (iii) 948 shares of common stock issuable upon the conversion of an outstanding warrant.

(8)        Consists of 6,747 shares of common stock underlying an outstanding option which will have vested within 60 days of March 1, 2019.

(9)        Consists of (i) an aggregate of 24,142 shares of common stock held by Dr. Rudnick and the Carolyn F. Rudnick, and successors, Trustee Seth A. Rudnick Irrevocable GST Trust u/a 3/1/2014 which is managed by Dr. Rudnick's wife for the benefit of his wife and children, and (ii) 46,546 shares of common stock underlying outstanding options which will have vested within 60 days of March 1, 2019.

(10)        Consists of 6,747 shares of common stock underlying an outstanding option which will have vested within 60 days of March 1, 2019. Mr. Mathers, a Class I director whose term of office will expire at the Annual Meeting, is not seeking re-election and will resign as a director immediately prior to the conclusion of the Annual Meeting.

(11)        Consists of (i) 24,862 shares of common stock and (ii) 15,365 shares of common stock underlying outstanding options which will have vested within 60 days of March 1, 2019.

(12)        Consists of (i) 2,000 shares of common stock and (ii) 10,610 shares of common stock underlying outstanding options which will have vested within 60 days of March 1, 2019.

(13)        Consists of 8,628 shares of common stock underlying an outstanding option which will have vested within 60 days of March 1, 2019.

(14)        Consists of an aggregate of (i) 154,599 shares of common stock, (ii) 22,286 former restricted stock units which settled into common stock through March 1, 2019, the date Mr. Gordon retired as our President and Chief Financial Officer, on a net basis following the sales of an aggregate of 12,265 shares of common stock to cover estimated taxes, transaction costs and fees associated with the vesting events, (iii) 2,658 restricted stock units which will have vested through March 31, 2019, the date Mr. Gordon's consulting period with the Company expires, (iv) 505,790 shares of common stock underlying outstanding options which will have vested within 60 days of March 1, 2019, and (v) 948 shares of common stock issuable upon the conversion of an outstanding warrant, held by 13 executive officers and directors.

EXECUTIVE OFFICERS AND DIRECTOR AND OFFICER COMPENSATION

Director Compensation

              The following table presents the total compensation for each person who served as a non-employee member of our Board and received compensation for such service during the fiscal year ended December 31, 2018. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to or pay any other compensation to any of the non-employee members of our Board in 2018. We reimburse non-employee members of our Board for reasonable travel expenses. Mr. Fowler, a member of our Board who also serves as our Chief Executive Officer, does not receive any additional compensation for his service as a director. Mr. Fowler's compensation for service as an employee for 2018 is presented in "Executive Compensation — 2018 Summary Compensation Table."

	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)

Dr. Stephen Bloch(3)	26,041	210,056	236,097
Dr. Seth Rudnick	100,729	361,236	461,965
Edward Mathers(3)	18,230	210,056	228,286
Dr. Ralph Snyderman	74,791	178,674	253,465
Arthur Kirsch	49,995	130,661	180,656
Raman Singh	19,272	188,925	208,197

(1) Represents (i) prior to our initial public offering in July 2018, fees earned pursuant to a board service agreement by Drs. Rudnick and Snyderman and Mr. Kirsch, as further described below under "— Board Service Agreements" and (ii) following our initial public offering, fees earned pursuant to our non-employee director compensation policy described below.

(2) The value of option awards granted to directors is based upon the grant date fair value of awards calculated in accordance with ASC Topic 718. For information regarding our valuation of option awards, see "Stock-Based Compensation" in Note 2 of our financial statements for the period ended December 31, 2018. For information regarding these grants, see "— 2018 Option Grant to Raman Singh" and "— Other 2018 Equity Awards to Non-Employee Directors and Neal Fowler".

(3) Prior to our initial public offering in July 2018, investor-appointed directors did not receive fees or other compensation for their service on our Board.

              The following table lists all outstanding option awards held by our non-employee directors as of December 31, 2018:

Name	Option Awards

Dr. Seth Rudnick	82,618
Dr. Stephen Bloch	26,986
Edward Mathers	26,986
Dr. Ralph Snyderman	32,830
Arthur Kirsch	26,986
Raman Singh	26,986

Board Service Agreements

              Mr. Kirsch and Drs. Rudnick and Snyderman were each parties to individual board service agreements with us which terminated upon consummation of our initial public offering in July 2018. Each individual board service agreement is described below.

Rudnick

              On April 1, 2015, we and Dr. Rudnick entered into a board service agreement whereby, in exchange for Dr. Rudnick serving as a non-employee member of the Board and providing periodic additional consulting or advisory services to us from time to time, we (i) paid Dr. Rudnick $120,000 annually for serving on the Board and (ii) granted a non-statutory stock option to Dr. Rudnick to purchase 12,182 shares of common stock, with an exercise price equal to $4.71 per share and vesting over a four-year period commencing July 1, 2016, pursuant to the Liquidia Technologies, Inc. Stock Option Plan, as amended (the "2004 Plan").

Snyderman

              On April 1, 2015, we and Dr. Snyderman entered into a board service agreement whereby, in exchange for Dr. Snyderman serving as a non-employee member of the Board and providing periodic additional consulting or advisory services to us from time to time, we (i) paid Dr. Snyderman $60,000 annually and (ii) granted a non-statutory stock option to Dr. Snyderman to purchase 5,942 shares of common stock, with an exercise price equal to $4.71 per share and vesting over a four-year period commencing April 1, 2015, pursuant to the 2004 Plan.

Kirsch

              On December 7, 2016, we and Mr. Kirsch entered into a board service agreement whereby, in exchange for Mr. Kirsch acting as a non-employee member of the Board, acting as a non-employee chairman of the Audit Committee and providing periodic additional consulting or advisory services to us from time to time, we (i) paid Mr. Kirsch $35,000 annually for serving on the Board, (ii) paid Mr. Kirsch $15,000 annually for participating as the Chairman of the Audit Committee and (iii) granted a non-statutory stock option to Mr. Kirsch to purchase 8,914 shares of common stock, with an exercise price equal to $20.36 per share and vesting over a four-year period commencing December 7, 2016, pursuant to the Liquidia Technologies, Inc. 2016 Equity Incentive Plan, as amended (the "2016 Plan").

2018 Option Grant to Raman Singh

              In connection with his appointment to our Board, on March 7, 2018 we granted Mr. Singh an option to purchase 16,936 shares of common stock (the "Singh Option Shares"), under our 2016 Plan, with an exercise price equal to $9.31 per share, and with one-third of the Singh Option Shares vesting on March 7, 2019, and the remaining two-thirds of the Singh Option Shares vesting monthly thereafter over a period of two years.

Other 2018 Equity Awards to Non-Employee Directors and Neal Fowler

              On March 7, 2018, we granted each of Mr. Kirsch and Drs. Rudnick and Snyderman options to purchase 8,022, 55,267 and 27,336 shares of common stock, respectively, under our 2016 Plan, with an exercise price equal to $9.31 per share, with one-third of such option shares vesting on March 7, 2019 and the remaining two-thirds of such option shares vesting monthly thereafter over a period of two years.

              On July 25, 2018, we granted, under the Liquidia Technologies, Inc. 2018 Long-Term Incentive Plan (the "2018 Plan"), Dr. Bloch and Messrs. Kirsch, Mathers and Singh an aggregate of 74,072 shares of common stock issuable upon the exercise of stock options. These options have an exercise price equal to $11.00, the initial public offering price, with such option shares vesting monthly over a period of three years.

              On July 25, 2018, we also granted, under the 2018 Plan, Mr. Fowler an option to purchase 192,008 shares of common stock. This option has an exercise price equal to $11.00, the initial public offering price, with 25% such option shares vesting on July 25, 2019 and the remaining shares vesting in 36 equal monthly installments thereafter, subject to Mr. Fowler's continuous service as of each such date.

              On October 12, 2018, we granted, under the 2018 Plan, Mr. Fowler 11,238 restricted stock units, which shall be settled into common stock pursuant to the following vesting schedule: 25% of the restricted stock units shall vest on August 14, 2019, with the remaining 75% of such restricted stock units vesting in 36 equal monthly installments thereafter, subject to Mr. Fowler's continuous service as of each such date.

General Policy Regarding Compensation of Directors

              Our Board has adopted a non-employee director compensation policy that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee is paid cash compensation as set forth below:

	Member Annual Fee ($)	Chairman Additional Annual Fee ($)

Board of Directors	35,000	25,000
Audit Committee	7,500	15,000
Compensation Committee	5,000	10,000
Nominating and Corporate Governance Committee	3,750	7,500

              Additionally, the Chairman of our Research and Development Committee is paid $32,000 annually in cash compensation and the Vice Chairman of our Research and Development Committee is paid $15,000 annually in cash compensation.

              Pursuant to the compensation policy adopted by the Compensation Committee in February 2019, (i) each individual who is first elected or appointed as a non-employee director shall be automatically granted, on the date of such initial election or appointment, a nonqualified stock option to purchase 15,000 shares of our common stock, and (ii) each director then serving on our Board shall be automatically granted, on an annual basis, a nonqualified stock option to purchase 7,500 shares of our common stock. Option grants to our non-employee directors vest in 36 equal monthly installments, becoming fully vested on the third anniversary of the date of grant. Each option granted to our non-employee directors shall terminate on the earlier of (i) the ten year anniversary of the date of grant and (ii) the one year anniversary of such director's ceasing to serve on the Board.

              Other option grant awards to non-employee directors are determined by the Board in its sole, good faith discretion. Information regarding compensation for those of our directors who are also employees is set forth in the Executive Compensation — Summary Compensation Table below.

Management

              The following table sets forth the name, age as of March 25, 2019 and position of each of our current executive officers. The following also includes certain information regarding our current executive officers' and key personnel's individual experience, qualifications, attributes and skills. Unless otherwise stated, the business address for all of our current executive officers and key personnel is c/o Liquidia Technologies, Inc., 419 Davis Drive, Suite 100, Morrisville, North Carolina 27560.

Name	Age	Position
Executive Officers
Neal Fowler	57	Chief Executive Officer and Director
Timothy Albury	50	Interim Chief Financial Officer
Robert Lippe	54	Chief Operations Officer
Dr. Robert Roscigno	52	Senior Vice President, Product Development
Dr. Benjamin Maynor	44	Senior Vice President, Research and Development
Jeri Thomas	57	Senior Vice President, Commercial

Executive Officers

Neal Fowler

              Please see Neal Fowler's biography on page 12 of this proxy statement under the section entitled "The Class I Director Election Proposal — Class III Directors Continuing in Office Until the 2021 Annual Meeting."

Timothy Albury

              Timothy Albury has been our Interim Chief Financial Officer since March 2019. From January 2019 through February 2019, Mr. Albury served as our Senior Vice President, Chief Accounting Officer. From June 2013 until January 2018, Mr. Albury served as our Chief Financial Officer. From September 2009 to June 2013, Mr. Albury served as the chief financial officer of Osmotica Pharmaceutical Corp., a multinational specialty pharmaceutical company in the field of osmotic drug delivery, and prior to that had served as the chief financial officer of KBI BioPharma, Inc., a biopharma contract development and manufacturing organization. Mr. Albury graduated from Liberty University with a Bachelor of Science and completed a Master of Professional Accounting program at the University of Miami. He is also a Certified Public Accountant with the North Carolina State Board of Certified Public Accountant Examiners and the State of Florida Board of Accountancy as well as a member of the American Institute of Certified Public Accountants.

Robert Lippe

              Robert Lippe has been our Chief Operations Officer since June 2015. From February 2014 to June 2015, Mr. Lippe served as executive vice president of operations and chief operations officer at Alexza Pharmaceuticals, Inc. From January 2011 to February 2014, Mr. Lippe worked as the head of global operations at Ironwood Pharmaceuticals, Inc., and from March 2002 to January 2011, he was the head of manufacturing for one of Genentech, Inc.'s Vacaville operating facilities. From May 1992 to May 2002, Mr. Lippe worked at Lawrence Livermore National Laboratory as an assurance and facility manager. Mr. Lippe graduated with a Bachelor of Science in Marine Engineering from the United States Coast Guard Academy. Mr. Lippe holds a Master of Business Administration and Public Health from the University of California, Berkeley.

Dr. Robert Roscigno

              Dr. Robert Roscigno has been our Senior Vice President, Product Development since December 2017. He served as our Senior Vice President, Research and Development from March 2016 until December 2017 and our Vice President, Research and Development from September 2015 until March 2016. From January 2009 to September 2015, Dr. Roscigno served as the executive vice president, global clinical affairs of GeNO, LLC, a pharmaceutical company in the field of inhaled nitric oxide drug products. From July 2007 to January 2009, Dr. Roscigno provided scientific consulting for various companies in the pharmaceutical industry and also worked as a subject matter expert in PAH. From March 2005 to July 2007, Dr. Roscigno was the president and chief operations officer of Lung Rx, Inc., a subsidiary of United Therapeutics Corporation. Prior to Lung Rx, Inc., Dr. Roscigno served in multiple leadership positions at United Therapeutics Corporation. Dr. Roscigno graduated from Trinity College with a Bachelor of Science in Biology. He also holds a Doctor of Philosophy in Cell and Molecular Biology from Duke University.

Dr. Benjamin Maynor

              Dr. Benjamin Maynor has been our Senior Vice President, Research and Development since January 2016. He served as our Vice President, Research and Development from March 2015 to January 2016. He joined us as a scientist in September 2005 and is a co-inventor of our PRINT technology. Dr. Maynor was seconded by us to Envisia Therapeutics Inc. from January 2013 to March 2015 where he served as Envisia's vice president, research. Dr. Maynor was also our Vice President, Research from January 2012 to January 2013, our Executive Director of Research from November 2011 to January 2012, our Director of Research from January 2010 to November 2011, our Principal Scientist from October 2009 to January 2010 and a Scientist of the Company from September 2005 to October 2009. Prior to joining us, Dr. Maynor was a postdoctoral associate at UNC from May 2004 to September 2005. He was also a scientist at Polestar Technologies, Inc. from September 1996 to June 1999. Dr. Maynor graduated from Harvard University with a Bachelor of Arts in Chemistry. He also holds a Doctor of Philosophy in Chemistry from Duke University. He is also a member of both the American Chemical Society and the American Association of Pharmaceutical Scientists. Dr. Maynor was honored with the Kathryn C. Hach Award for Entrepreneurial Success in 2014 by the American Chemical Society.

Jeri Thomas

              Jeri Thomas has been our Senior Vice President, Commercial since May 2018. From June 2017 to March 2018, Ms. Thomas was senior vice president, strategic group planning at Harrison and Star, a healthcare marketing agency. From July 2016 to June 2017, Ms. Thomas was the managing director at JFB Consulting, a marketing consulting firm. From October 2014 to July 2016, Ms. Thomas served as senior vice president of the Surgical & Perioperative Care Business Unit at The Medicines Company. Prior to The Medicines Company, Ms. Thomas was at Janssen Pharmaceuticals (a Johnson & Johnson company) from December 2001 to October 2014, where she held various senior leadership positions, including vice president, market strategy & access for Latin America, vice president, new business and new product planning, and director of marketing, analgesic franchise. Ms. Thomas obtained her Master of Business Administration in a dual program from the McDonough School of Business at Georgetown University and ESADE Business School in Barcelona, Spain. She holds a Bachelor of Science in Health Planning and Administration from Pennsylvania State University.

Executive Compensation

Summary Compensation Table

              The following table sets forth, for the periods indicated, all of the compensation awarded to, earned by or paid to (i) each individual serving as the Company's principal executive officer during the fiscal year ended December 31, 2018; and (ii) the two most highly compensated executive officers other than the principal executive officer who served as an executive officer at the conclusion of the fiscal year ended December 31, 2018 and who received in excess of $100,000 in compensation during such fiscal year (collectively referred to as the "named executive officers").

Name and principal position	Year	Salary ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity incentive plan compensation ($)		All other compensation ($)(5)	Total ($)
Neal Fowler	2018	478,692		324,441	3,009,434	235,200	(3)	13,310	4,061,077
Chief Executive Officer(6)	2017	411,769		—	—	164,800	(4)	10,800	587,369
Kevin Gordon	2018	415,385	(7)	1,726,138	1,153,616	176,400	(3)	12,633	3,484,172
Former President and Chief Financial Officer(7)
Robert Lippe	2018	408,960		—	285,488	160,400	(3)	13,310	868,158
Chief Operations Officer(8)	2017	397,048		—	—	127,126	(4)	10,800	534,974

(1)        In 2018, Messrs. Fowler and Gordon received grants of restricted stock units, as further described below under "2018 Equity Grants". The value of these grants has been calculated in accordance with ASC Topic 718.

(2)        The value of option awards granted to our named executive officers is based upon the grant date fair value of awards calculated in accordance with ASC Topic 718. For information regarding our valuation of option awards, see "Stock-based Compensation" in Note 2 of our financial statements for the period ended December 31, 2018. For information regarding these grants, see "— 2018 Option Grants".

(3)        Represents cash bonuses paid by the Company to the named executive officers in early March 2019 in accordance with the Company's payroll and reflects the achievement of 98% of the Company's 2018 corporate goals, as determined by the Compensation Committee.

(4)        Represents cash bonuses paid by the Company to the named executive officers in March 2018 in accordance with the Company's payroll and reflects the achievement of 92% of the Company's 2017 corporate goals, as determined by the Compensation Committee.

(5)        Represents contributions to (i) our 401(k) plan on behalf of each of our named executive officers and (ii) our named executive officers' health savings accounts. Such 401(k) plan contributions for services performed in 2017 were paid in March 2018 and such 401(k) plan contributions for services performed in 2018 were paid in March 2019.

(6)        Mr. Fowler has served as our Chief Executive Officer and a director since March 2008. On March 7, 2018, we granted, under the 2016 Plan, Mr. Fowler an option to purchase 231,765 shares of common stock. This option has an exercise price equal to $9.31, with 25% of such option shares vesting on March 7, 2019 and the remaining shares vesting in 36 equal monthly installments thereafter, subject to Mr. Fowler's continuous service as of each such date. On July 25, 2018, we granted, under the 2018 Plan, Mr. Fowler an option to purchase 192,008 shares of common stock. This option has an exercise price equal to $11.00, the initial public offering price, with 25% of such option shares vesting on July 25, 2019 and the remaining shares vesting in 36 equal monthly installments thereafter, subject to Mr. Fowler's continuous service as of each such date. On October 12, 2018, we granted, under the 2018 Plan, Mr. Fowler 11,238 restricted stock units, which shall be settled into common stock pursuant to the following vesting schedule: 25% of the restricted stock units shall vest on August 14, 2019, with the remaining 75% of such restricted stock units vesting in 36 equal monthly installments thereafter, subject to Mr. Fowler's continuous service as of each such date.

(7)        Mr. Gordon served as our President and Chief Financial Officer from January 2018 until his retirement on March 1, 2019. The salary information for 2018 reflects the pro-rated portion of Mr. Gordon's annual salary of $450,000 attributable to the portion of the year during which he served as our President and Chief Financial Officer. See "— Narrative Disclosure to Summary Compensation Table — Fowler and Gordon Employment Agreements" for a discussion of grants made to Mr. Gordon.

(8)        Mr. Lippe has served as our Chief Operations Officer since June 2015.

Narrative Disclosure to Summary Compensation Table

Base Salary

              The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive's skill set, experience, role and responsibilities.

              As a public company, base salaries for the named executive officers will be reviewed periodically by the Board and/or the Compensation Committee, with adjustments expected to be made generally in accordance with the applicable employment agreements, as well as financial and other business factors affecting our company, and to maintain a competitive compensation package for our executive officers.

Performance-Based Compensation and Bonuses

              Our named executive officers are entitled to annual bonuses calculated as a target percentage of their annual base salary based upon our Compensation Committee's assessment of their performance and our attainment of targeted goals as set by the Compensation Committee in their sole discretion, and communicated to each named executive officer. Bonuses are based on the Compensation Committee's assessment of each named executive officer's and our performance.

Other Compensation

              We contribute to our 401(k) plan on behalf of our named executive officers and we also contribute to our named executive officers' health savings accounts, but we have no pension benefits, nonqualified defined contribution or other nonqualified deferred compensation plans for our named executive officers.

Fowler and Gordon Employment Agreements

              We entered into an amended and restated employment agreement with Mr. Fowler, our Chief Executive Officer, on January 31, 2018, and an employment agreement with Mr. Gordon, our former President and Chief Financial Officer, on January 22, 2018 (together, the "Executive Employment Agreements", and individually, an "Executive Employment Agreement"), pursuant to which Mr. Fowler is entitled to receive an annual base salary of $480,000 and an annual target bonus equal to 50% of his annual base salary and Mr. Gordon was entitled to receive an annual base salary of $450,000 and an annual target bonus equal to 40% of his annual base salary. The annual bonus amounts are and were based upon our Board's assessment of Messrs. Fowler and Gordon's respective performances and our attainment of targeted goals as set by the Board in its sole discretion. The Executive Employment Agreements also provide that executive has either signed or will sign a confidentiality, inventions assignment, non-competition and non-solicitation agreement, pursuant to which each of Messrs. Fowler and Gordon agree to refrain from disclosing our confidential information during or at any time following their employment with us and from competing with us or soliciting our employees or customers during their employment and for 12 months following termination of their employment.

              Mr. Fowler's Executive Employment Agreement provides that, in the event that his employment is terminated by us without "cause" or by him for "good reason," subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) an amount equal to (x) 12 months of base salary plus the amount of the bonus he would have earned had he remained employed pro-rated based on the number of days that the he was employed with us during the applicable fiscal year, payable on our normal payroll cycle if such termination is not in connection with a "change in control" or (y) 18 months of base salary plus an amount equal to 1.5 times his target bonus and 100% vesting of the unvested portion of his equity if such termination is within the 12 month period following a "change in control," and (ii) payment of U.S. Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") premiums for health benefit coverage for him and his immediate family in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Fowler, had he remained employed with us for up to 12 months following termination if such termination is not in connection with a "change in control" or up to 18 months if in connection with a "change in control."

              Under Mr. Fowler's Executive Employment Agreement, "cause" means that we have determined, in our sole discretion, that Mr. Fowler has engaged in any of the following: (a) any material breach of the terms of the Executive Employment Agreement, or a willful failure to diligently and properly perform material duties for us; (b) misappropriation or unauthorized use of our tangible or intangible property that causes or is likely to cause material harm to us or our reputation, or material breach of the confidentiality, inventions and non-competition agreement entered between him and our company or any other similar agreement regarding confidentiality, intellectual property rights, non-competition or non-solicitation; (c) any material failure to comply with our policies or any other policies and/or directives of our Board; (d) use of illegal drugs or any illegal substance, or use of alcohol in any manner that materially interferes with the performance of employment duties; (e) any dishonest or illegal action, or any other action, whether or not dishonest or illegal, which is materially detrimental to our interest and well-being; (f) failure to disclose any material conflict of interest in a transaction being us and any third party which is materially detrimental to our interest and well-being; (g) any adverse action or omission which would be required to be disclosed pursuant to public securities laws or limit our ability, or the ability of any entity affiliated with us, to sell securities under any federal or state law which would disqualify us from any exemption otherwise available to us; or (h) any material violation of our policies prohibiting unlawful harassment, discrimination, retaliation or workplace violence; provided that, before we may terminate Mr. Fowler for cause, if the grounds for such cause are reasonably capable of cure by him, we will provide him with written notice of the grounds of cause and provide him with 10 business days in which to cure such cause.

              Under Mr. Fowler's Executive Employment Agreement, "good reason" means the occurrence of any of the following without Mr. Fowler's prior consent: (a) a material diminution in his authority, duties or responsibility; (b) a material diminution in his base salary or bonus target; (c) a requirement that he report to an employee other than the Board; (d) his principal place of employment is relocated by more than 25 miles from our present location in Research Triangle Park, North Carolina; or (e) materially breach our obligations under his Executive Employment Agreement. In addition, for any of the above events to constitute good reason, Mr. Fowler must inform us of the existence of the event within 60 days of the initial existence of the event, after which date we shall have no less than 30 days to cure the event which otherwise would constitute good reason, and Mr. Fowler must terminate his employment with us for such good reason no later than 90 days after the initial existence of the event.

              Pursuant to his Executive Employment Agreement, on March 7, 2018 Mr. Gordon was granted a stock option award to purchase shares of our common stock equal to 1% (127,576 shares) of our capital stock on a fully-diluted basis on the date of grant and a restricted stock unit award equal to approximately 1% (127,576 shares) of our capital stock on a fully-diluted basis on the date of grant (the "Sign-On Award"). The option and restricted stock unit award vest as to 25% of the shares underlying the option and the award on the first anniversary of Mr. Gordon's start date and, as to the remainder, in 36 equal monthly installments, subject to Mr. Gordon's continued employment. Further, in connection with our initial public offering, Mr. Gordon was also awarded under the 2018 Plan (i) an additional stock option award under the 2018 Plan, on July 25, 2018, to purchase 41,084 shares of our common stock such that, when added to such number of shares of common stock underlying the option grant to Mr. Gordon on March 7, 2018, the aggregate number of shares of common stock underlying the option grants equaled 1% of our capital stock on a fully-diluted basis on the date of grant with an exercise price per share equal to $11.00, the initial public offering price of our common stock, and (ii) 41,084 restricted stock units on July 26, 2018 such that, when added to such number of restricted stock units granted to Mr. Gordon on March 7, 2018, the aggregate number of restricted stock units equaled 1% of our capital stock on a fully-diluted basis on the date of grant. These additional awards were on the same terms as the Sign-On Award (except the vesting start date was as of the grant date). On October 12, 2018, as a result of the underwriters partially exercising their option to purchase additional shares on August 14, 2018, we granted Mr. Gordon an additional award of 5,870 restricted stock units, to maintain Mr. Gordon's aggregate 2% ownership of our capital stock on a fully-diluted basis as of August 14, 2018.

Lippe Employment Agreement

              In connection with our initial public offering, we entered into a new employment agreement with Mr. Lippe (the "Lippe Employment Agreement") which took effect as of July 25, 2018 and superseded Mr. Lippe's employment agreement entered into on April 1, 2017. The Lippe Employment Agreement reflects updated and enhanced severance terms which include certain change in control severance benefits.

              Pursuant to the terms of Lippe Employment Agreement, Mr. Lippe is entitled to an annual base salary of $409,189, which reflects Mr. Lippe current salary and is eligible to receive a discretionary annual cash bonus of up to 40% of his annualized base salary, which is consistent with his current agreement.

              The base salary of Mr. Lippe may be increased from time to time by our Board, and, notwithstanding anything to the contrary, may also be reduced if our Board determines such reduction is necessary and justified by our financial condition and implements an equal percentage reduction in the base salaries of all of our executive officers, provided that such reduction will not be greater than 10% of his base salary.

              In accordance with the employment practices in North Carolina, Mr. Lippe is employed by us on an at-will basis, meaning that either we or such executives may terminate their employment with us at any time without giving advance notice. The Lippe Employment Agreement shall be governed by the laws of North Carolina.

              In the event we terminate Mr. Lippe's employment with us at any time without "cause" or Mr. Lippe resigns from his employment with us for "good reason", as such terms are defined in the Lippe Employment Agreement, then he will be entitled to receive, subject to his compliance with certain obligations:

(a)
salary continuation for nine months (the "Lippe Severance Period");

(b)
any unpaid bonus for any full performance period completed prior to the termination date; and

(c)
payment of the employer portion of the premiums required to continue his group healthcare coverage under the applicable provisions of COBRA, provided that he elects to continue and remains eligible for these benefits, until the earliest of (i) the close of the Lippe Severance Period, (ii) the expiration of his eligibility for the continuation coverage under COBRA or (iii) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment.

              In the event Mr. Lippe's employment with us is terminated for cause or due to his death or "disability", as defined in the Lippe Employment Agreement or Mr. Lippe resigns from his employment with us for any reason other than a resignation for good reason, he will not receive any severance compensation or benefits.

              Under the Lippe Employment Agreement, "cause" shall mean that we have determined, in our sole discretion, that he has engaged in any of the following: (a) any material breach of the terms of the Lippe Employment Agreement, or a willful failure to diligently and properly perform material duties for us; (b) misappropriation or unauthorized use of our tangible or intangible property that causes or is likely to cause material harm to us or our reputation, or material breach of the confidentiality, inventions and non-competition agreement entered between him and our company or any other similar agreement regarding confidentiality, intellectual property rights, non-competition or non-solicitation; (c) any material failure to comply with our policies or any other policies and/or directives of our Board; (d) use of illegal drugs or any illegal substance, or use of alcohol in any manner that materially interferes with the performance of employment duties; (e) any dishonest or illegal action, or any other action, whether or not dishonest or illegal, which is materially detrimental to our interest and well-being; (f) failure to disclose any material conflict of interest in a transaction between us and any third party which is materially detrimental to our interest and well-being; (g) any adverse action or omission which would be required to be disclosed pursuant to public securities laws or limit our ability, or the ability of any entity affiliated with us, to sell securities under any federal or state law which would disqualify us from any exemption otherwise available to us; (h) becoming prohibited by law or any order from any regulatory body or governmental body from being an employee or director of any company, firm or entity; provided that, before we may terminate Mr. Lippe for cause, if the grounds for such cause are reasonably capable of cure by him, we will provide him with written notice of the grounds of cause and provide him with 10 business days in which to cure such cause.

              Under the Lippe Employment Agreement, "good reason" means the occurrence of any of the following without. Mr. Lippe's prior consent: (a) a material diminution in his authority, duties or responsibility; (b) a material diminution in his base salary; (c) a requirement that he report to an employee other than the Chief Executive Officer; (d) his principal place of employment is relocated by more than 25 miles from our present location in Research Triangle Park, North Carolina; or (e) we materially breach our obligations under the Lippe Employment Agreement. In addition, for any of the above events to constitute good reason, Mr. Lippe must inform us of the existence of the event within 60 days of the initial existence of the event, after which date we shall have no less than 30 days to cure the event which otherwise would constitute good reason, and Mr. Lippe must terminate his employment with us for such good reason no later than 90 days after the initial existence of the event. Also, any action taken by us to accommodate a disability of Mr. Lippe or pursuant to the U.S. Family and Medical Leave Act of 1993 does not constitute good reason.

              In the event we, or any surviving or acquiring corporation, terminate Mr. Lippe's employment without cause or he resigns for good reason within 12 months following the effective date of a "change in control", as defined in the 2018 Plan, then Mr. Lippe will be eligible to receive, subject to his compliance with certain obligations, the same severance benefits on the same conditions as if he had been terminated by us without cause; provided, however, that (a) the Lippe Severance Period shall be increased to 12 months, (b) Mr. Lippe will receive a bonus paid at the target amount, and (c) in the event that Mr. Lippe's outstanding equity as of the closing of the change in control is assumed or continued (in accordance with its terms) by the surviving entity in a change in control, then 100% of the unvested portion of such equity shall become vested.

Albury Employment Agreement

              On March 8, 2019 (the "Albury Effective Date"), we and Mr. Albury entered into an amendment (the "Albury Amendment") to that certain Amended and Restated Executive Employment Agreement, effective as of July 25, 2018 (the "Albury Employment Agreement"), providing for Mr. Albury's employment as Interim Chief Financial Officer. The Albury Amendment shall be in effect from the Albury Effective Date and continue until the earlier of (i) six months thereafter or (ii) the date on which our new Chief Financial Officer commences employment with us (the "Albury Term"). In the event Mr. Albury remains employed by us in a non-Chief Financial Officer role upon expiration of the Albury Amendment, then his employment shall be governed by the terms and conditions set forth in the Albury Employment Agreement.

              Pursuant to the Albury Amendment, if Mr. Albury remains employed with us in good standing and satisfactorily performs the role of Interim Chief Financial Officer, then (i) he shall earn a bonus in the total amount of $100,000, less applicable withholdings and deductions, payable in a lump sum within 30 days after the end of the Albury Term (the "Albury Bonus"), and (ii) the vesting of the remaining unvested shares of our common stock underlying that certain option granted to Mr. Albury on March 7, 2018, or 22,909 shares as of the Albury Effective Date, shall accelerate and become vested and exercisable as of the end of the Albury Term. Additionally, pursuant to the Albury Amendment, in the event that Mr. Albury's employment is terminated by us during the Albury Term for any reason other than poor performance, and subject to Mr. Albury's compliance with the obligations in the Albury Employment Agreement, then he shall be entitled to (i) the Albury Bonus, which will be payable in a lump sum by us within 30 days after the Release Effective Date (as defined in the Albury Employment Agreement), and (ii) the accelerated vesting described in the immediately preceding sentence.

Outstanding Equity Awards at Fiscal Year-End

              The following table sets forth information regarding outstanding equity awards held by each of the named executive officers as of December 31, 2018.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(10)
Neal Fowler	62,885	—	1.85	11/23/2020
	24,069	—	3.87	11/21/2023
	68,638	9,805(1)	4.71	05/21/2025
	—	231,765(2)	9.31	03/06/2028
	—	192,008(4)	11.00	07/25/2028
					11,238(7)	243,415
Kevin Gordon	—	127,576(3)	9.31	03/06/2028
	—	41,084(4)	11.00	07/25/2028
					127,576(8)	2,763,296
					41,084(9)	889,879
					5,870(7)	127,144
Robert Lippe	26,928	5,571(5)	4.71	08/27/2025
	—	43,678(2)	9.31	03/06/2028
					—	—
(1)
2.084% of the shares underlying the option vest monthly commencing August 1, 2015, becoming fully vested on July 1, 2019.

(2)
25% of the shares underlying the option vest on March 7, 2019, with 2.084% of the shares underlying the option vest monthly thereafter, becoming fully vested on March 7, 2022.

(3)
25% of the shares underlying the option vest on January 22, 2019, with 2.084% of the shares underlying the option vest monthly thereafter, becoming fully vested on January 22, 2022.

(4)
25% of the shares underlying the option vest on July 25, 2019, with 2.084% of the shares underlying the option vest monthly thereafter, becoming fully vested on July 25, 2022.

(5)
25% of the shares underlying the options vested on July 13, 2016, with 2.084% of the shares vesting monthly thereafter, becoming fully vested on July 13, 2019.

(6)
Amount includes the unvested portion of restricted stock units granted on March 7, 2018, July 25, 2018 and October 12, 2018.

(7)
The restricted stock units shall be settled into common stock pursuant to the following vesting schedule: 25% of the restricted stock units shall vest on August 14, 2019, with the remaining 75% of such restricted stock units vesting in 36 equal monthly installments thereafter, subject to the holder's continuous service as of each such date.

(8)
The restricted stock units shall be settled into common stock pursuant to the following vesting schedule: 25% of the restricted stock units shall vest on January 22, 2019, with the remaining 75% of such restricted stock units vesting in 36 equal monthly installments thereafter, subject to Mr. Gordon's continuous service as of each such date.

(9)
The restricted stock units shall be settled into common stock pursuant to the following vesting schedule: 25% of the restricted stock units shall vest on July 26, 2019, with the remaining 75% of such restricted stock units vesting in 36 equal monthly installments thereafter, subject to Mr. Gordon's continuous service as of each such date.

(10)
Based on the $21.66 per share closing price of our Common Stock on December 31, 2018, as reported by Nasdaq.

2018 Equity Grants

              On March 7, 2018, we granted incentive stock options to purchase shares of our common stock under the 2016 Plan, with an exercise price equal to $9.31 per share, to each of the following officers: (i) Neal Fowler, our Chief Executive Officer, for 231,765 shares; (ii) Kevin Gordon, our former President and Chief Financial Officer, for 127,576 shares; (iii) Robert Lippe, our Chief Operations Officer, for 43,678 shares; (iv) Dr. Robert Roscigno, our Senior Vice President, Product Development, for 35,656 shares; (v) Dr. Benjamin Maynor, our Senior Vice President, Research and Development, for 41,598 shares; and (vi) Timothy Albury, our Interim Chief Financial Officer, for 30,545 shares. Such options, with the exception of the options granted to Mr. Albury, vest as to 25% on March 7, 2019, and, as to the remainder, in 36 equal monthly installments thereafter. The options granted to Mr. Albury vest as to 25% on March 7, 2019, and, as to the remainder, in 12 equal monthly installments thereafter.

              On March 7, 2018, we granted Mr. Gordon a restricted stock unit award of 127,576 shares. The restricted stock unit award vest as to 25% of the shares underlying the award on January 22, 2019, and, as to the remainder, in 36 equal monthly installments thereafter, subject to Mr. Gordon's continued service to the Company. Mr. Gordon's employment terminated on March 1, 2019 and Mr. Gordon's service as a consultant to the Company will terminate on March 31, 2019.

              On July 25, 2018, we granted incentive stock options to purchase 192,008 and 41,084 shares of our common stock under the 2018 Plan, with an exercise price equal to $11.00, the initial public offering price of our common stock, to Messrs. Fowler and Gordon, respectively. Such options vest as to 25% on July 25, 2019 and, as to the remainder, in 36 equal monthly installments thereafter, subject to continued employment.

              On July 26, 2018, we granted Mr. Gordon a restricted stock unit award of 41,084 shares. The restricted stock unit award vests as to 25% of the shares underlying the award on July 26, 2019, and, as to the remainder, in 36 equal monthly installments thereafter, subject to Mr. Gordon's continued employment which terminated on March 1, 2019.

              On October 12, 2018, we granted Messrs. Fowler and Gordon restricted stock unit awards of 11,238 and 5,870 shares, respectively. The restricted stock unit awards vest as to 25% of the shares underlying the award on August 14, 2019, and, as to the remainder, in 36 equal monthly installments thereafter, subject to continued employment.

              On March 1, 2019, Mr. Gordon retired from the positions of President and Chief Financial Officer and entered into a consulting agreement with the Company through March 31, 2019. Following the expiration of the consulting period on March 31, 2019, Mr. Gordon will forfeit (i) all of the restricted stock units previously granted to him except for the 37,209 restricted stock units which settled into common stock before March 31, 2019 and (ii) all of the shares of common stock underlying stock option awards previously granted to him except for the 37,209 shares which vested before March 31, 2019. Per the terms of Mr. Gordon's Sign-On Award, he will have until July 1, 2019 to exercise the vested option shares.

Retirement Benefits

              The only retirement benefit that we offer is our 401(k) plan, which is available to all employees. We currently provide a safe harbor four percent match on an employee's contributions to the 401(k) plan, up to the applicable limit set forth in the Code.

Employee Bonus Plan

              In July 2018, we adopted an employee bonus plan (the "Employee Bonus Plan"), under which eligible employees are eligible to receive an annual cash bonus determined by the achievement of certain company and individual performance indicators that have been approved by our Compensation Committee and our Board for the relevant financial year.

              Employees who are employed by us or our participating affiliates on the date the bonus payout is made are eligible to receive a cash bonus pursuant to and on the terms of our Employee Bonus Plan. Employees who do not work a full plan year may be paid bonuses on a pro rata basis, at the discretion of our management. All bonus eligibility is subject to the determination of our Compensation Committee.

              The determination of the bonus (if any) payable to any eligible employee is solely and completely within the discretion of our Compensation Committee, and there is no obligation on our Compensation Committee to award any bonus to any employee.

Severance Plan

              In July 2018, we adopted an Executive Severance and Change in Control Plan (the "Severance Plan"), under which eligible employees are entitled to receive certain severance benefits upon the termination of their employment with us, if such termination was (a) initiated by us and not for "cause" or "disability", each as defined under the Severance Plan, or because of death or (b) initiated by the employee for "good reason", as defined under the Severance Plan (an "Involuntary Termination").

              Under the Severance Plan, in the event of an Involuntary Termination, we will pay and provide the following to the eligible employee: an amount equal to the employee's monthly salary as of the termination date multiplied by the applicable severance multiple, an amount equal to the excess of COBRA coverage over the monthly premium rate for our active employees multiplied by the applicable healthcare assistance multiple, and post-termination nonqualified deferred compensation benefits, equity awards and employee welfare benefits pursuant to the terms of the respective plans and policies under which such benefits are provided, if any. In connection with an Involuntary Termination following a "change in control", as defined under the Severance Plan, we will pay and provide the following to the eligible employee: an amount equal to the sum of the employee's monthly salary and one-twelfth of the employee's target annual incentive (such amounts shall be determined as of the date of termination) multiplied by the applicable severance multiple, an amount equal to the excess of COBRA coverage over the monthly premium rate for our active employees multiplied by the applicable healthcare assistance multiple, and post-termination nonqualified deferred compensation benefits, equity awards and employee welfare benefits pursuant to the terms of the respective plans and policies under which such benefits are provided, if any. As a condition to the receipt of certain of these benefits under the Severance Plan, the employee must execute and not revoke a valid release of claims in the form provided by us.

              The severance multiple and healthcare assistance multiple under the Severance Plan are as follows: six months for a termination date prior to or absent a change in control and nine months for a termination date during the two-year period following a change in control.

              Generally, employees holding a position of vice president or a more senior position are eligible to be selected by our Compensation Committee to participate in the Severance Plan, except that an individual who is (a) party to an employment agreement with us that provides for payments upon his termination of employment, whether before or after a change in control, or (b) entitled to "deferred compensation" under Section 409A of the Code payable in installments shall not be eligible.

Securities Authorized for Issuance Under Equity Compensation Plans

              The following table sets forth certain information regarding our equity compensation plans as of December 31, 2018:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	1,843,880(2)	$8.76	1,193,329(3)

Equity compensation plans not approved by security holders	—	$—	—

Total	1,843,880(2)	$8.76	1,193,329

(1)        Represents the weighted-average exercise price of outstanding stock options only.

(2)        Includes 185,768 restricted stock units.

(3)        On January 1, 2019, an additional 620,778 shares of common stock were automatically added to the shares authorized for issuance under the 2018 Plan pursuant to an "evergreen" provision contained therein. Pursuant to such provision, on January 1 of each year through 2028, the number of shares authorized for issuance under the 2018 Plan is automatically increased by a number equal to four percent of the outstanding shares of common stock as of the end of our immediately preceding fiscal year, or any lesser number of shares of common stock determined by the Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

              Our Board is responsible for reviewing and approving all material transactions with any related party on a continuing basis. Related parties can include any of our directors, nominees for director, officers, holders of 5% or more of our capital stock and their immediate family members. We may not enter into a related person transaction unless our Board has reviewed and approved such transaction. We believe the transactions set forth below were executed on terms no less favorable to us than we could have obtained from unaffiliated third parties.

              See "Executive Officers and Director and Officer Compensation" above for a discussion of director compensation, executive compensation and our named executive officers' employment agreements.

              The following is a description of transactions since January 1, 2017, to which we have been a party, in which the amount involved exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Series D Preferred Stock Financing

              On February 2, 2018, pursuant to a Series D Preferred Stock Purchase Agreement, we issued and sold, at a price per share equal to $0.59808, shares of our Series D preferred stock to Canaan, Morningside Venture Investments Limited ("Morningside"), New Enterprise Associates 12, Limited Partnership ("NEA"), Xeraya LT Ltd ("Xeraya") and Robert Lippe, our Chief Operations Officer. The following table sets forth the aggregate number of shares of Series D preferred stock issued to our related parties in this offering:

		Aggregate Purchase Price
Participants	Shares of Series D Preferred Stock(5)	Cash ($)	Conversion of Promissory Note ($)
Canaan(1)	15,887,155	7,500,000	2,001,790
Morningside(2)	1,849,490	—	1,106,143
NEA(3)	16,502,833	7,500,000	2,370,015
Xeraya(4)	17,445,780	—	10,433,973
Robert Lippe	91,814	—	54,912

(1)
Dr. Bloch, a member of our Board, is a General Partner at Canaan Partners, an affiliate of Canaan, which is a beneficial holder of more than 5% of our capital stock.

(2)
Dr. Cheng, a member of our Board from January 2010 until July 2018, is an Investment Partner at Morningside Technology Advisory, LLC, an affiliate of Morningside, which was a beneficial holder of more than 5% of our capital stock at the time of the Series D financing.

(3)
Mr. Mathers, a member of our Board, is a partner at New Enterprise Associates, Inc., an affiliate of NEA, which is a beneficial holder of more than 5% of our capital stock.

(4)
Mr. Rushton, a member of our Board from July 2017 until July 2018, is a partner at Xeraya Capital Labuan Ltd., an affiliate of Xeraya, which is a beneficial holder of more than 5% of our capital stock.

(5)
Following the reverse stock split and the filing of our amended and restated certificate of incorporation, each share of Series D preferred stock converted into approximately 0.06 shares of common stock.

Issuance of Unsecured Subordinated Convertible Promissory Notes and Warrants

              On January 9, 2017, pursuant to a Note Purchase Agreement, as amended, we issued unsecured subordinated convertible promissory notes (the "Insider Notes"), each accruing simple interest at a rate of 8% per year, to Canaan, Morningside, NEA and Robert Lippe in the principal amounts set forth in the following table:

Participants	Principal Amounts of Subordinated Convertible Promissory Notes ($)	Warrants to Purchase Shares of Common Stock(1)
Canaan	1,845,271	34,378
Morningside	1,019,654	18,996
NEA	2,184,704	40,702
Robert Lippe	50,927	948

(1)        Represents the number of shares of common stock underlying warrants exercisable for common stock. The exercise price per share underlying the warrants is $0.0168.

              On July 17, 2017, pursuant to an additional Note Purchase Agreement (the "Xeraya NPA"), we issued an unsecured subordinated convertible promissory note to Xeraya in the principal amount of $10 million (the "Xeraya Note"), accruing simple interest at a rate of 8% per year. In connection with such agreement, we appointed Jason Rushton, a partner at Xeraya Capital Labuan Ltd, an affiliate of Xeraya, to our Board, effective July 17, 2017.

              On February 2, 2018, each of the Insider Notes and the Xeraya Note converted into shares of our Series D preferred stock pursuant to the Series D Preferred Stock Purchase Agreement at the rate of one share for each $0.59808 in principal and accrued interest outstanding under the notes.

Certain Transactions Involving Envisia Therapeutics Inc.

              In 2013, we formed Envisia Therapeutics, Inc. ("Envisia") and granted it an exclusive, worldwide, fully paid license to develop therapies using our PRINT technology in specified fields, including ophthalmology, dermatology, articular and otic (the "Envisia License"), in exchange for an aggregate of 1,000,000 shares of Envisia common stock. Certain of our significant stockholders purchased shares of Envisia Series A-1 preferred stock in 2013 in a transaction contingent upon the execution of the Envisia License. Each share of preferred stock was initially convertible into one share of common stock. The following table summarizes the ownership of Envisia common and preferred stock following this transaction, including the relative percentage ownership of the stock on an as-converted basis:

Name	Shares of Common Stock	Shares of Series A Preferred Stock	Aggregate Purchase Price ($)	Ownership Percentage (%)
Liquidia	1,000,000(1)	—	—	11.6
Canaan	—	2,360,739	9,584,600	27.4
Morningside	—	450,936	1,830,800	5.2
NEA	—	2,360,739	9,584,600	27.4
Other stockholders(2)	—	983,484	3,992,968	28.4

(1)        We received an aggregate of 1,000,000 shares of Envisia common stock as consideration for the Envisia License.

(2)        Consists of Envisia stockholders who were not our related parties.

              We understand that Canaan, Morningside and NEA participated in subsequent equity financings with Envisia.

              In May 2015, we repurchased the Envisia License with respect to the dermatology and articular fields in exchange for 50,000 shares of the Envisia common stock we held. In March 2017, we repurchased the Envisia License with respect to the otic field, along with other intellectual property rights, in exchange for 75,000 shares of the Envisia common stock we held.

              From November 2013 to June 2016, we funded expenses of Envisia related to its facilities, intellectual property and manufacturing under a shared services agreement, totaling $105,623, $614,893 and $873,474 for the years ended December 31, 2017, 2016 and 2015, respectively. We also provided management services worth $1.5 million to Envisia during the year ended December 31, 2015. In May 2016, we converted Envisia's unpaid expenses under the shared services agreement into a promissory note in the principal amount of $985,594, which carried interest at an annual rate of 5.0% and had a stated maturity date of December 31, 2016. Envisia repaid the promissory note in full in August 2016. In October 2017, we entered into a mutual release agreement with Envisia related to intellectual property services under our shared services agreement, pursuant to which we waived $121,473 in fees owed by Envisia.

              In October 2017, Aerie Pharmaecuticals, Inc. ("Aerie") purchased substantially all of the assets of Envisia for $24.8 million, comprised of $10.5 million in cash and 263,146 shares of Aerie common stock valued at $14.3 million. In addition, Aerie agreed to make potential milestone payments to Envisia of up to an aggregate of $45.0 million, contingent upon achievement of certain product regulatory approvals. To the extent funds are to be distributed by Envisia, such distributions will be first allocated to the Envisia preferred stockholders in light of their liquidation preferences. After such liquidation preferences are satisfied, we do not currently expect that we will receive any portion of the proceeds of this transaction as a holder of Envisia common stock. We are not aware of any plans for distributions to Envisia's stockholders.

Investors' Rights Agreement

              We have entered into the Seventh Amended and Restated Investors' Rights Agreement (the "IRA"), dated as of February 2, 2018. The IRA contains information rights and registration rights, among other things, for certain holders of our capital stock. Pursuant to the terms of the agreement, each of these rights terminated upon the closing of our initial public offering, except for certain registration rights as more fully described therein.

Indemnification Agreements and Directors' and Officers' Liability Insurance

              We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys' fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person's services as a director or executive officer.

Participation in our Initial Public Offering

              Certain of our existing stockholders, including certain affiliates of our directors, purchased an aggregate of $20.0 million of our common stock in our initial public offering at the public offering price, as shown in the following table:

Participants	Shares of Common Stock	Aggregate Purchase Price ($)

Canaan	727,273	8,000,003
NEA	545,455	6,000,005
Xeraya	363,636	3,999,996
Morningside	181,818	1,999,998

              The underwriters received the same underwriting discount on these shares as they did on the other shares sold to the public in the initial public offering.

Policies and Procedures for Related Party Transactions

              Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee, but only those independent directors who are disinterested, will be tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm's length transaction with an unrelated third party and the extent of the related person's interest in the transaction. All of the transactions described in this section, with the exception of the related party participation in our initial public offering, occurred prior to the adoption of this policy.

STOCKHOLDER PROPOSALS AND OTHER INFORMATION

Deadline for Submission of Stockholder Proposals and Recommendations for Director

              Any stockholder proposal submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in our proxy materials for the 2020 annual meeting of stockholders must have been received by us no later than the close of business on November 26, 2019.

              In order for a stockholder to nominate a person for election to the Board or bring other business before the 2020 annual meeting of stockholders, the stockholder must comply with the advance notice provisions of our Bylaws, which require that the stockholder deliver written notice to the Secretary and comply with the other requirements set forth in the Bylaws. Specifically, we must receive this notice not less than 90 days and not greater than one hundred 120 days prior to the first anniversary of the preceding year's annual meeting. In the event that the date of the annual meeting is advanced more than 30 days prior to or delayed (other than as a result of adjournment) by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

ANNUAL REPORT

              Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 is included with these proxy materials. A copy of our Annual Report (on Form 10-K), including the financial statements included therein, is also available without charge on our website (www.liquidia.com) or upon written request to us at Liquidia Technologies, Inc., P.O. Box 110085, Research Triangle Park, North Carolina 27709, Attention: Corporate Secretary.

HOUSEHOLDING OF MEETING MATERIALS

              The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies and intermediaries. Under this process, stockholders of record who have the same address and last name will receive a single envelope containing the Notice for all stockholders having that address. The Notice for each stockholder will include that stockholder's unique control number needed to vote his or her shares.

              Upon written or oral request, Liquidia will promptly deliver a separate copy of the Notice or proxy materials to any stockholder at a shared address to which a single copy of the Notice or proxy materials was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the Notice or proxy materials may likewise request that Liquidia deliver single copies of the Notice or proxy materials in the future. Stockholders may notify Liquidia of their requests by calling or writing Liquidia at its mailing address at (919) 328-4400 or Liquidia Technologies, Inc., P.O. Box 110085, Research Triangle Park, North Carolina 27709, Attention: Corporate Secretary.

              If you would like to receive a separate Notice, please contact our investor relations department at our mailing address located at P.O. Box 110085, Research Triangle Park, North Carolina 27709; telephone (919) 328-4400.

              For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.

              If you are a beneficial owner, you can request information about householding from your broker, bank or nominee.

EXPENSES AND SOLICITATION

              All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, certain of our directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. The Company may elect to engage outside professionals to assist it in the distribution and solicitation of proxies at a fee to be borne by the Company. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

OTHER MATTERS

              The Board does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

              To the extent that information contained in this proxy statement is within the knowledge of persons other than our management, we have relied on such persons for the accuracy and completeness thereof.

              This proxy statement and our Annual Report on Form 10-K is available in the "Investors" section of our website at www.liquidia.com. Alternatively, upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, we will mail, at no charge to the stockholder, a copy of our Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for the Company's most recent fiscal year. Requests from beneficial owners of our voting securities must set forth a good faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to: P.O. Box 110085, Research Triangle Park, North Carolina 27709, Attention: Corporate Secretary.

              If you would like us to send you a copy of the exhibits listed on the exhibit index of the Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

              You are asked to advise us if you intend to attend the Annual Meeting. For directions to the Annual Meeting, please call the Company at (919) 328-4400.

              You are urged to complete, sign, date and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,
Neal Fowler Chief Executive Officer, Director

Dated: March 25, 2019

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

              We are subject to the informational requirements of the Exchange Act, and are required to file reports, any proxy statements and other information with the SEC. Any reports, statements or other information that we file with the SEC, including this proxy statement, may be accessed from the SEC's website on the Internet at www.sec.gov, free of charge. You may also obtain any reports, statements or other information that we file with the SEC by accessing our website at www.liquidia.com or you may request such reports, statements or other information in writing or by telephone as follows:

LIQUIDIA TECHNOLOGIES, INC.
P.O. Box 110085
Research Triangle Park, North Carolina 27709
Attention: Office of the Secretary
Telephone: (919) 328-4400

.

              We have not authorized anyone to provide you with information that differs from that contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as on any date other than the date of the proxy statement, and the mailing of this proxy statement to our stockholders shall not create any implication to the contrary.

              This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

LIQUIDIA TECHNOLOGIES, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

LIQUIDIA TECHNOLOGIES, INC.
2019 Employee Stock Purchase Plan

            1.        ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

                        1.1        Establishment.    The Liquidia Technologies, Inc. 2019 Employee Stock Purchase Plan (the "Plan") is hereby established effective as of May 8, 2019, the date of its approval by the stockholders of the Company (the "Effective Date").

                        1.2        Purpose.    The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

                        1.3        Term of Plan.    The Plan shall continue in effect until its termination by the Committee.

            2.        DEFINITIONS AND CONSTRUCTION.

                        2.1        Definitions.    Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

                                        (a)           "Board" means the Board of Directors of the Company.

                                        (b)           "Change in Control" means the occurrence of any one or a combination of the following:

                                                        (i)          any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

                                                        (ii)          an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change

Event described in Section 2.1(p)(iii), the entity to which the assets of the Company were transferred (the "Transferee"), as the case may be; or

                                                        (iii)          approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(b) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

                        For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple acquisitions of the voting securities of the Company and/or multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

                                        (c)           "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                                        (d)           "Committee" means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

                                        (e)           "Company" means Liquidia Technologies, Inc., a Delaware corporation, or any successor corporation thereto.

                                        (f)           "Compensation" means, with respect to any Offering Period,

regular base wages or salary, overtime payments, shift premiums and payments for paid time off, calculated before deduction of (i) any income or employment tax withholdings or (ii) any amounts deferred pursuant to Section 401(k) or Section 125 of the Code. Compensation shall be limited to such amounts actually payable in cash or deferred during the Offering Period. Compensation shall not include (i) sign-on bonuses, annual or other incentive bonuses, commissions, profit-sharing distributions or other incentive-type payments, (ii) any contributions made by a Participating Company on the Participant's behalf to any employee benefit or welfare plan now or hereafter established (other than amounts deferred pursuant to Section 401(k) or Section 125 of the Code), (iii) payments in lieu of notice, payments pursuant to a severance agreement, termination pay, moving allowances, relocation payments, or (iv) any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase, stock option or other stock-based compensation plan, or any other compensation not expressly included by this Section.

                                        (g)           "Eligible Employee" means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

                                        (h)           "Employee" means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an

Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. If an individual's leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual's right to reemployment with the Participating Company Group is guaranteed either by statute or by contract.

                                        (i)           "Fair Market Value" means, as of any date:

                                                        (i)          If, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Committee, in its discretion.

                                                        (ii)          If, on the relevant date, the Stock is not then listed on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined in good faith by the Committee.

                                        (j)             "Incumbent Director" means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

                                        (k)             "Non-United States Offering" means a separate Offering covering Eligible Employees of one or more Participating Companies whose Eligible Employees are subject to a prohibition under applicable law on payroll deductions, as described in Section 11.1(b).

                                        (l)             "Offering" means an offering of Stock pursuant to the Plan, as provided in Section 6.

                                        (m)           "Offering Date" means, for any Offering Period, the first day of such Offering Period.

                                        (n)             "Offering Period" means a period, established by the Committee in accordance with Section 6, during which an Offering is outstanding.

                                        (o)             "Officer" means any person designated by the Board as an officer of the Company.

                                        (p)             "Ownership Change Event" means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company's then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party;

or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

                                        (q)             "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

                                        (r)             "Participant" means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

                                        (s)             "Participating Company" means the Company and any Parent Corporation or Subsidiary Corporation designated by the Committee as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Committee shall have the discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies. The Committee shall designate from time to time and set forth in Appendix A to this Plan those Participating Companies whose Eligible Employees may participate in the Plan.

                                        (t)             "Participating Company Group" means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

                                        (u)             "Purchase Date" means, for any Offering Period, the last day of such Offering Period, or, if so determined by the Committee, the last day of each Purchase Period occurring within such Offering Period.

                                        (v)             "Purchase Period" means a period, established by the Committee in accordance with Section 6, included within an Offering Period and on the final date of which outstanding Purchase Rights are exercised.

                                        (w)             "Purchase Price" means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

                                        (x)             "Purchase Right" means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any payroll deductions or other funds accumulated on behalf of the Participant and not previously applied to the purchase of Stock under the Plan, and to terminate participation in the Plan at any time during an Offering Period.

                                        (y)             "Securities Act" means the Securities Act of 1933, as amended.

                                        (z)             "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3.

                                        (aa)             "Subscription Agreement" means a written or electronic agreement, in such form as specified by the Company, stating an Employee's election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee's Compensation or other method of payment authorized by the Committee pursuant to Section 11.1(b).

                                        (bb)             "Subscription Date" means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

                                        (cc)           "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

                        2.2        Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

            3.        ADMINISTRATION.

                        3.1        Administration by the Committee.    The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, unless fraudulent or made in bad faith. Subject to the provisions of the Plan, the Committee shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 3.1) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

                        3.2        Power to Adopt Sub-Plans or Varying Terms with Respect to Non-U.S. Employees.    The Committee shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Committee deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company, provided that any such sub-plan shall not be within the scope of an "employee stock purchase plan" within the meaning of Section 423 of the Code. Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than Section 4. Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant Purchase Rights in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of Purchase Rights granted under the same Offering to Employees resident in the United States.

                        3.3        Power to Establish Separate Offerings with Varying Terms.    The Committee shall have the power, in its discretion, to establish separate, simultaneous or overlapping Offerings having different terms and conditions and to designate the Participating Company or Companies that may participate in a particular Offering, provided that each Offering shall individually comply with the terms of the Plan and the requirements of Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to such Offering shall have the same rights and privileges within the meaning of such section.

                        3.4        Policies and Procedures Established by the Company.    Without regard to whether any Participant's Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld or paid in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company's delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant's election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan. All such actions by the Company shall be taken consistent with the requirements under Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of such section, except as otherwise permitted by Section 3.3 and the regulations under Section 423 of the Code.

                        3.5        Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

            4.        SHARES SUBJECT TO PLAN.

                        4.1        Maximum Number of Shares Issuable.    Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 300,000 and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

                        4.2        Annual Increase in Maximum Number of Shares Issuable.    Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1 shall be cumulatively increased on January 1, 2020 and on each subsequent January 1, through and including January 1, 2029, by a number of shares (the "Annual Increase") equal to the smallest of (a) one percent (1.0%) of the number of shares of Stock issued and outstanding on the immediately preceding December 31, (b) 150,000 shares, or (c) an amount determined by the Board.

                        4.3        Adjustments for Changes in Capital Structure.    Subject to any required action by the stockholders of the Company and the requirements of Section 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan, the Annual Increase, the limit on the shares which may be purchased by any Participant during an Offering (as described in Sections 8.1 and 8.2) and each Purchase Right, and in the Purchase Price in order to prevent dilution or enlargement of Participants' rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as "effected without receipt of consideration by the Company." If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "New Shares"), the Committee may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Committee pursuant to this Section 4.3 shall be final, binding and conclusive.

            5.        ELIGIBILITY.

                        5.1        Employees Eligible to Participate.    Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

                                        (a)           Any Employee who is customarily employed by the Participating Company Group for twenty (20) hours or less per week;

                                        (b)           Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

                        5.2        Exclusion of Certain Stockholders.    Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own, or hold options to purchase, stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

                        5.3        Determination by Company.    The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual's attainment or termination of such status, as the case may be. For purposes of an individual's participation in or other rights, if any, under the Plan as of the time of the Company's determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual's status as an Employee.

            6.        OFFERINGS.

                        The Plan shall be implemented by sequential Offerings of approximately six (6) months' duration or such other duration as the Committee shall determine. Offering Periods shall commence on or about the first (1st) days of March and September of each year and end on or about the last business day of the next August and February, respectively, occurring thereafter. Notwithstanding the foregoing, the Committee may establish additional or alternative concurrent, sequential or overlapping Offering Periods, a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the Committee shall so determine in its discretion, each Offering Period may consist of two (2) or more consecutive Purchase Periods having such duration as the Committee shall specify, and the last day of each such Purchase Period shall be a Purchase Date. If the first or last day of an Offering Period or a Purchase Period is not a day on which the principal stock exchange or quotation system on which the Stock is then listed is open for trading, such trading days will be:

  –
  For the first day of an Offering Period, the immediately following day in which the principal stock exchange or quotation system on which the Stock is then listed is open for trading; and
  –
  For the last day of an Offering Period, the immediately preceding day in which the principal stock exchange or quotation system on which the Stock is then listed is open for trading.

            7.        PARTICIPATION IN THE PLAN.

                        7.1        Initial Participation.    An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed written or electronic Subscription Agreement to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) not later than the close of business on the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement in the manner permitted or required on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate Company office or representative on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

                        7.2        Continued Participation.    A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1, or (b) terminated employment or otherwise ceased to be an Eligible Employee as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant's then effective Subscription Agreement.

            8.        RIGHT TO PURCHASE SHARES.

                        8.1        Grant of Purchase Right.    Except as otherwise provided below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of (a) that number of whole shares of Stock determined by dividing the Dollar Limit (determined as provided below) by the Fair Market Value of a share of Stock on such Offering Date or (b) the Share Limit (determined as provided below). The Committee may, in its discretion and prior to the Offering Date of any Offering Period, (i) change the method of, or any of the foregoing factors/limits (subject applicable statutory requirements) in, determining the number of shares of Stock subject to Purchase Rights to be granted on such Offering Date, or (ii) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering or on any Purchase Date within an Offering Period. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee. For the purposes of this Section, the "Dollar Limit" shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar, and the "Share Limit" shall be determined by multiplying 200 shares by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole share.

                        8.2        Calendar Year Purchase Limitation.    Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant's rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the regulations thereunder.

            9.        PURCHASE PRICE.

                        The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Committee; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Subject to adjustment as provided by the Plan and unless otherwise provided by the Committee, the Purchase Price for each Offering Period shall be eighty-five percent (85%) of the Fair Market Value of a share of Stock on the Purchase Date.

            10.        ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION.

                        Except as provided in Section 11.1(b) with respect to a Non-United States Offering, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

                        10.1        Amount of Payroll Deductions.    Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant's Compensation on each pay day during an Offering Period shall be determined by the Participant's Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant's Compensation to be deducted on each pay day during an Offering

Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions effective following the first pay day during an Offering) or more than twenty percent (20%). The Committee may change the foregoing limits on payroll deductions effective as of any Offering Date.

                        10.2        Commencement of Payroll Deductions.    Payroll deductions shall commence on the first pay day following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

                        10.3        Election to Decrease or Stop Payroll Deductions.    During an Offering Period, a Participant may elect to decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) an amended Subscription Agreement authorizing such change on or before the "Change Notice Date." The "Change Notice Date" shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. A Participant who elects, effective following the first pay day of an Offering Period, to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in such Offering Period unless the Participant withdraws from the Plan as provided in Section 12.1.

                        10.4        Administrative Suspension of Payroll Deductions.    The Company may, in its discretion, suspend a Participant's payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant's Purchase Right or (b) during a calendar year under the limit set forth in Section 8.2. Unless the Participant has either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee, suspended payroll deductions shall be resumed at the rate specified in the Participant's then effective Subscription Agreement either (i) at the beginning of the next Offering Period if the reason for suspension was clause (a) in the preceding sentence, or (ii) at the beginning of the next Offering Period having a first Purchase Date that falls within the subsequent calendar year if the reason for suspension was clause (b) in the preceding sentence.

                        10.5        Participant Accounts.    Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation (and other amounts received from a non-United States Participant pursuant to Section 11.1(b)) shall be credited to such Participant's Plan account and shall be deposited with the general funds of the Company. All such amounts received or held by the Company may be used by the Company for any corporate purpose.

                        10.6        No Interest Paid.    Interest shall not be paid on sums deducted from a Participant's Compensation pursuant to the Plan or otherwise credited to the Participant's Plan account.

            11.        PURCHASE OF SHARES.

                        11.1        Exercise of Purchase Right.

                                        (a)           Generally. Except as provided in Section 11.1(b), on each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant's Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant's payroll deductions accumulated in the Participant's Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the

Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant's Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

                                        (b)           Purchase by Non-United States Participants for Whom Payroll Deductions Are Prohibited by Applicable Law. Notwithstanding Section 11.1(a), where payroll deductions on behalf of Participants who are citizens or residents of countries other than the United States (without regard to whether they are also citizens of the United States or resident aliens) are prohibited by applicable law, the Committee may establish a separate Offering (a "Non-United States Offering") covering all Eligible Employees of one or more Participating Companies subject to such prohibition on payroll deductions. The Non-United States Offering shall provide another method for payment of the Purchase Price with such terms and conditions as shall be administratively convenient and comply with applicable law. On each Purchase Date of the Offering Period applicable to a Non-United States Offering, each Participant who has not withdrawn from the Plan and whose participation in such Offering Period has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant's Purchase Right a number of whole shares of Stock determined in accordance with Section 11.1(a) to the extent of the total amount of the Participant's Plan account balance accumulated during the Offering Period in accordance with the method established by the Committee and not previously applied toward the purchase of Stock. However, in no event shall the number of shares purchased by a Participant during such Offering Period exceed the number of shares subject to the Participant's Purchase Right. The Company shall refund to a Participant in a Non-United States Offering in accordance with Section 11.4 any excess Purchase Price payment received from such Participant.

                        11.2        Pro Rata Allocation of Shares.    If the number of shares of Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock remaining available for issuance under the Plan or the maximum aggregate number of shares of Stock that may be purchased on such Purchase Date pursuant to a limit established by the Committee pursuant to Section 8.1, the Company shall make a pro rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

                        11.3        Delivery of Title to Shares.    Subject to any governing rules or regulations, as soon as practicable after each Purchase Date, the Company shall issue or cause to be issued to or for the benefit of each Participant the shares of Stock acquired by the Participant on such Purchase Date by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

                        11.4        Return of Plan Account Balance.    Any cash balance remaining in a Participant's Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant's Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period.

                        11.5        Tax Withholding.    At the time a Participant's Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign taxes

(including social insurance), if any, required to be withheld by any Participating Company upon exercise of the Purchase Right or upon such disposition of shares, respectively. A Participating Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

                        11.6        Expiration of Purchase Right.    Any portion of a Participant's Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

                        11.7        Provision of Reports and Stockholder Information to Participants.    Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant's Plan account setting forth the total amount credited to his or her Plan account prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant's Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company's common stockholders.

            12.        WITHDRAWAL FROM PLAN.

                        12.1        Voluntary Withdrawal from the Plan.    A Participant may withdraw from the Plan by signing and delivering to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) a written or electronic notice of withdrawal on a form provided by the Company for this purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company office or representative designated by the Company for a reasonable period prior to the effectiveness of the Participant's withdrawal.

                        12.2        Return of Plan Account Balance.    Upon a Participant's voluntary withdrawal from the Plan pursuant to Section 12.1, the Participant's accumulated Plan account balance which has not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant's interest in the Plan and the Offering shall terminate. Such amounts to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

            13.        TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

                        Upon a Participant's ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant's participation in the Plan shall terminate immediately. In such event, the Participant's Plan account balance which has not been applied toward the purchase of shares of Stock shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's beneficiary designated in accordance with Section 20, if any, or legal representative, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.

            14.        EFFECT OF CHANGE IN CONTROL ON PURCHASE RIGHTS.

                        In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent thereof, as the case may be (the "Acquiring Corporation"), may, without the consent of any Participant, assume or continue the Company's rights and obligations under outstanding Purchase Rights or substitute substantially equivalent purchase rights for the Acquiring Corporation's stock. If the Acquiring Corporation elects not to assume, continue or substitute for the outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Committee, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed or continued by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

            15.        NONTRANSFERABILITY OF PURCHASE RIGHTS.

                        Neither payroll deductions or other amounts credited to a Participant's Plan account nor a Participant's Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. (A beneficiary designation pursuant to Section 20 shall not be treated as a disposition for this purpose.) Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

            16.        COMPLIANCE WITH SECURITIES LAW.

                        The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

            17.        RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

                        A Participant shall have no rights as a stockholder by virtue of the Participant's participation in the Plan until the date of the issuance of the shares of Stock purchased pursuant to the exercise of the

Participant's Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant's employment at any time.

            18.        NOTIFICATION OF DISPOSITION OF SHARES.

                        The Company may require the Participant to give the Company prompt notice of any disposition of shares of Stock acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares of Stock acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant's name until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares of Stock acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

            19.        LEGENDS.

                        The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

"THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER'S NAME (AND NOT IN THE NAME OF ANY NOMINEE)."

            20.        DESIGNATION OF BENEFICIARY.

                        20.1        Designation Procedure.    Subject to local laws and procedures, a Participant may file a written designation of a beneficiary who is to receive (a) shares and cash, if any, from the Participant's Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares and cash, or (b) cash, if any, from the Participant's Plan account if the Participant dies prior to the exercise of the Participant's Purchase Right. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation may be subject to the consent of the Participant's spouse. A Participant may change his or her beneficiary designation at any time by written notice to the Company.

                        20.2        Absence of Beneficiary Designation.    If a Participant dies without an effective designation pursuant to Section 20.1 of a beneficiary who is living at the time of the Participant's death, the Company shall deliver any shares or cash credited to the Participant's Plan account to the Participant's legal representative or as otherwise required by applicable law.

            21.        NOTICES.

                        All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

            22.        AMENDMENT OR TERMINATION OF THE PLAN.

                        The Committee may at any time amend, suspend or terminate the Plan, except that (a) no such amendment, suspension or termination shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Committee, and (b) no such amendment, suspension or termination may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule. In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Committee as Participating Companies. Notwithstanding the foregoing, in the event that the Committee determines that continuation of the Plan or an Offering would result in unfavorable financial accounting consequences to the Company, the Committee may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (i) terminate the Plan or any Offering Period, (ii) accelerate the Purchase Date of any Offering Period, (iii) reduce the discount or the method of determining the Purchase Price in any Offering Period (e.g., by determining the Purchase Price solely on the basis of the Fair Market Value on the Purchase Date), (iv) reduce the maximum number of shares of Stock that may be purchased in any Offering Period, or (v) take any combination of the foregoing actions.

                        IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Liquidia Technologies, Inc. 2019 Employee Stock Purchase Plan as duly adopted by the Board on March 10, 2019.

/s/ Shawn Glidden Shawn Glidden, Secretary

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 11:59 p.m. Eastern Time on May 7, 2019. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/LQDA or delete QR code and control # scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/LQDA Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Class I Directors: For Withhold For Withhold 01 - Dr. Ralph Snyderman 02 - Dr. Stephen Bloch ForAgainst Abstain ForAgainst Abstain 2. To approve the Liquidia Technologies, Inc. 2019 Employee Stock Purchase Plan. 3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 1 4 4 6 9 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 2 2 B V 4 030RJC MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. Liquidia Technologies, Inc. 2019 Annual Meeting Proxy Card1234 5678 9012 345

Admission Ticket 2019 Annual Meeting of Liquidia Technologies, Inc. Stockholders May 8, 2019, 9 a.m. Eastern Time 419 Davis Drive, Suite 100, Morrisville, North Carolina 27560 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Liquidia Technologies, Inc. 2019 Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/LQDA q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2019 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 8, 2019 Neal Fowler and Timothy Albury, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Liquidia Technologies, Inc. to be held on May 8, 2019 at 9 a.m. Eastern Time or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Class I Directors and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Liquidia Technologies, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/LQDA